EXHIBIT 2.1



















                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


            BRUCE P. BEDFORD, RICHARD P. DAVIS and JULIE A. BEDFORD, SUSAN L. BEDFORD, RICHARD P. DAVIS TRUST, NAUTICAL TRUST, NAUTICAL TRUST II, SUSAN LOGAN BEDFORD 1995 ANNUITY TRUST, JULIE ANN BEDFORD 1995 ANNUITY TRUST, SUSAN LOGAN BEDFORD
                  1996 ANNUITY TRUST, JULIE ANN BEDFORD 1996
                  ANNUITY TRUST, JULIE ANN BEDFORD 1995 TRUST,
           SUSAN LOGAN BEDFORD 1995 TRUST, PADDINGTON RESOURCES INC.,


                            FLAGSHIP RESOURCES INC.,


                                      AND


                            THE JOHN NUVEEN COMPANY



                           DATED AS OF JULY 16, 1996

                               TABLE OF CONTENTS


         Page

         Section 1.A   Definitions...............................    2


                                    ARTICLE I
                                    THE MERGER

         Section 1.1   The Merger................................   12
         Section 1.2   Effective Time of the Merger..............   12

                                    ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1   Certificate of Incorporation of the
                         Surviving Corporation...................   12
         Section 2.2   By-Laws of the Surviving Corporation......   12
         Section 2.3   Directors and Officers of the Surviving
                         Corporation.............................   12

                                   ARTICLE III
                               CONVERSION OF SHARES

         Section 3.1   Merger Consideration......................   13
         Section 3.2   Closing of Company Transfer Books.........   14
         Section 3.3   Closing...................................   14
         Section 3.4   Instruments of Transfer; Payment of
                         Merger Consideration....................   14
         Section 3.5   Post-Closing Adjustment...................   15
         Section 3.6   Reservation of Right to Revise
                         Transaction.............................   17

                                    ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND BEDFORD AND DAVIS

         Section 4.1   Organization and Related Matters..........   17
         Section 4.2   Authority; No Violation...................   18
         Section 4.3   Consents and Approvals....................   18
         Section 4.4   Stock Ownership...........................   19
         Section 4.5   Regulatory Documents......................   20
         Section 4.6   Financial Statements......................   20
         Section 4.7   Ineligible Persons........................   21
         Section 4.8   Contracts.................................   22
         Section 4.9   Funds.....................................   22
         Section 4.10  Investment Company Advisory Agreements....   25
         Section 4.11  No Other Broker...........................   25







         Section 4.12  Legal Proceedings.........................   25
         Section 4.13  Compliance with Applicable Law............   25
         Section 4.14  Insurance.................................   26
         Section 4.15  Labor and Employment Matters..............   27
         Section 4.16  Employee Benefit Plans; ERISA.............   27
         Section 4.17  Technology and Intellectual Property......   29
         Section 4.18  Taxes.....................................   30
         Section 4.19  No Adverse Change.........................   30
         Section 4.20  Real Property.............................   30
         Section 4.21  Filing Documents..........................   30
         Section 4.22  Purchase for Investment...................   31

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 5.1   Organization and Related Matters..........   31
         Section 5.2   Authority; No Violation...................   31
         Section 5.3   Consents and Approvals....................   32
         Section 5.4   Regulatory Documents......................   32
         Section 5.5   Financial Statements......................   33
         Section 5.6   Contracts.................................   34
         Section 5.7   Funds.....................................   34
         Section 5.8   Investment Company Advisory Agreements....   35
         Section 5.9   Legal Proceedings.........................   35
         Section 5.10  Ineligible Persons........................   35
         Section 5.11  No Other Broker...........................   36
         Section 5.12  Compliance with Applicable Law............   36
         Section 5.13  Section 15 of the Investment Company
                         Act.....................................   36
         Section 5.14  Information in Proxy Material of the
                         Funds...................................   37
         Section 5.15  Taxes.....................................   37
         Section 5.16  Filing Documents..........................   37

                                    ARTICLE VI
                                    COVENANTS

         Section 6.1   Conduct of Business by the Companies......   37
         Section 6.2   Section 15 of the Investment Company Act:
                         Company Covenants.......................   40
         Section 6.3   Non-Investment Company Advisory
                         Agreement Consents......................   40
         Section 6.4   Maintenance of Records....................   41
         Section 6.5   Section 15 of the Investment
                         Company Act:  Buyer's Covenants.........   41
         Section 6.6   Employees, Employee Benefits..............   42
         Section 6.7   Further Assurances........................   44
         Section 6.8   Efforts of Parties to Close...............   45
         Section 6.9   Confidentiality and Announcements.........   45
         Section 6.10  Access; Certain Communications............   46







         Section 6.11  Regulatory Matters; Third Party Consents..   47
         Section 6.12  Notification of Certain Matters...........   48
         Section 6.13  Expenses..................................   49
         Section 6.14  Contingent Merger Consideration...........   49
         Section 6.15  Third Party Proposals.....................   49
         Section 6.16  Disposition of Share Consideration........   50
         Section 6.17  [Intentionally Omitted]...................   51
         Section 6.18  Tax-Free Treatment........................   51
         Section 6.19  Voting of Shares..........................   51


                                   ARTICLE VII
                            CONDITIONS TO CONSUMMATION
                                  OF THE MERGER

         Section 7.1   Conditions to Buyer's Obligations.........   52
         Section 7.2   Conditions to the Company's and the
                         Shareholders' Obligations...............   53
         Section 7.3   Mutual Conditions.........................   54

                                   ARTICLE VIII
                                 INDEMNIFICATION

         Section 8.1   Survival of Representations,
                         Warranties and Covenants................   55
         Section 8.2   Obligations of the Shareholders...........   56
         Section 8.3   Obligations of Buyer......................   56
         Section 8.4   Procedure.................................   57
         Section 8.5   Survival of Indemnity.....................   59
         Section 8.6   Minimum Losses............................   60
         Section 8.7   Maximum Indemnification...................   60
         Section 8.8   Subrogation...............................   60
         Section 8.9   Adjustments to Indemnification
                         Obligations.............................   60
         Section 8.10  Remedies..................................   61

                                    ARTICLE IX
                                   TERMINATION

         Section 9.1   Termination...............................   61
         Section 9.2   Survival After Termination................   63

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1  Amendments; Waiver........................   63
         Section 10.2  Entire Agreement..........................   63
         Section 10.3  Interpretation............................   63
         Section 10.4  Severability..............................   64







         Section 10.5  Notices...................................   64
         Section 10.6  Binding Effect; Persons Benefiting;
                         No Assignment...........................   65
         Section 10.7  Counterparts..............................   65
         Section 10.8  Governing Law.............................   65
         Section 10.9  Specific Performance......................   65
         Section 10.10 Waiver of Jury Trial and Punitive
                         Damages.................................   66







                           AGREEMENT AND PLAN OF MERGER

                   AGREEMENT AND PLAN OF MERGER, dated as of July 16, 1996, by and among The John Nuveen Company, a Delaware corpora-tion ("Buyer") and Flagship Resources Inc., a Delaware corpo-ration (the "Company," and collectively with Flagship Financial Inc., a Delaware corporation, and Flagship Funds Inc., a Dela-ware corporation, the "Companies"), Bruce P. Bedford ("Bed-ford") and Richard P. Davis ("Davis"), individually, and Julie
         A. Bedford, Susan L. Bedford, Paddington Resources Inc., Rich-ard P. Davis Trust, Nautical Trust, Nautical Trust II, Susan Logan Bedford 1995 Annuity Trust, Julie Ann Bedford 1995 Annuity Trust, Susan Logan Bedford 1996 Annuity Trust, Julie Ann Bedford 1996 Annuity Trust, Susan Logan Bedford 1995 Trust and Julie Ann Bedford 1995 Trust being all of the shareholders of the Company as set forth in Schedule A (together with Bedford and Davis, the "Shareholders").

                   WHEREAS, the merger (the "Merger") of the Company with and into a wholly owned subsidiary of Buyer organized or to be organized under the laws of Delaware ("Merger Sub") upon the terms and subject to the conditions set forth herein has been approved by the Boards of Directors of Buyer and the Com-pany, and by the Shareholders;

                   WHEREAS, Shareholders are the owners of the Shares (defined below) of the Company, which Shares constitute all of the issued and outstanding shares of the capital stock of the Company;

                   WHEREAS, Bedford and Davis, the Chairman and Presi-dent, respectively, of the Company, each have entered into an employment agreement with Buyer dated as of the date hereof in the form attached respectively as Exhibit A-1 and A-2 hereto;

                   WHEREAS, Buyer and the Company intend that the Merger qualify as a tax-free reorganization within the meaning of Sec-tion 368(a)(1) of the Internal Revenue Code of 1986, as amended (together with the Treasury regulations thereunder, the "Code"); and

                   WHEREAS, the Board of Directors of each Fund (as defined below) has approved a new Investment Company Advisory Agreement (as defined below) and a new distribution agreement for such Fund and, in the case of the Funds set forth in
         Schedule 6.2(a), has approved the respective transaction set forth therein, in each case in connection with the Merger and the transactions contemplated hereby.







                   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, the parties hereto hereby agree as follows:

                   Section 1.A Definitions. For all purposes of this Agreement (as defined below), the following terms shall have the respective meanings set forth in this Section 1.A (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                   "Acquisition Proposal" shall have the meaning set forth in Section 6.15.

                   "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

                   "Affected Employee" shall have the meaning set forth in Section 6.6(a).

                   "Affiliate" shall mean any individual, partnership, corporation, entity or other person that directly, or indi-rectly through one or more intermediaries, controls or is con-trolled by, or is under common control with, the person speci-fied, except that, with respect to Buyer, "Affiliate" shall not include Buyer's parent company.

                   "Agreement" shall mean this Agreement among the Shareholders, the Company, and Buyer as such may hereafter be amended.

                   "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, adminis-trative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other re-quirement (including those of the NASD) applicable to the Shareholders, the Companies, Buyer or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

                   "Base Shares Value" shall mean an amount equal to (i) $45,000,000.00, minus (ii) if the Closing Funds Asset Amount is less than the Initial Funds Asset Amount, an amount equal to the product of (A) .7143 and (B) the Funds Asset Adjustment, plus (iii) if the Closing Funds Asset Amount is greater than the Initial Funds Asset Amount, an amount equal to the product of (A) .7143 and (B) the Funds Asset Adjustment.










                   "Bedford" shall have the meaning set forth on the first page hereof.

                   "Book Value Adjustment" shall mean the difference (positive or negative) between the consolidated net book value of the Company at the close of business on the Closing Date (which shall reflect (i) a reduction to reflect base salary and a pro rata portion of the annual bonus for 1996 through and in-cluding the Closing Date, (ii) a reduction to reflect the $3,509,021 that may become payable by the Company on behalf of the Shareholders in respect of Employment Sharing Bonuses under the Flagship Employment Sharing Agreement or refunded to the Shareholders, in each case, pursuant to Section 6.6(b) of this Agreement, and (iii) a reduction to reflect the accrual of all expenses set forth on Schedule 4.16(i)) and as of December 31, 1995.

                   "Business Day" shall mean any day that the NYSE is normally open for trading and that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for regular banking business.

                   "Buyer" has the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

                   "Buyer Balance Sheet" has the meaning set forth in
         Section 5.5.

                   "Buyer Common Stock" shall mean the Class A common stock, par value $0.01 per share, of Buyer.

                   "Buyer Financial Statements" has the meaning set forth in Section 5.5.

                   "Buyer Material Adverse Effect" shall mean any matter or matters affecting Buyer or any of its Affiliates that has or have a material adverse effect on the business, assets, finan-cial condition, prospects or results of operations of Buyer and its Subsidiaries taken as a whole or on the ability of the Buyer to complete the Closing.

                   "Buyer Pension Plans" shall each have the respective meanings set forth in Section 6.6(a).

                   "Buyer Preferred Stock" shall mean the preferred stock, par value $0.01 per share, of Buyer with the rights, preferences and limitations set forth in the Certificate of Designations attached hereto as Exhibit B.











                   "Cash Consideration" shall mean an amount in cash equal to (i) $18,000,000.00, minus (ii) if the Closing Funds Asset Amount is less than the Initial Funds Asset Amount, an amount equal to the product of (A) .2857 and (B) the Funds As-set Adjustment, plus (iii) if the Closing Funds Asset Amount is greater than the Initial Funds Asset Amount, an amount equal to the product of (A) .2857 and (B) the Funds Asset Adjustment, plus (iv) the Book Value Adjustment.

                   "Closing" shall mean the completion of the trans-actions contemplated by Section 3.3 of this Agreement and shall be the same time as the Effective Time.

                   "Closing Date" shall mean the date of the Closing.

                   "Closing Price documents" shall have the meaning set forth in Section 3.5(a).

                   "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   "Company" and "Companies" shall have the meaning set forth on the first page hereof.

                   "Company Balance Sheet" has the meaning set forth in
         Section 4.6.

                   "Company Financial Statements" has the meaning set forth in Section 4.6.

                   "Company Material Adverse Effect" shall mean any mat-ter or matters affecting the Companies or any of their Affili-ates that has or have a material adverse effect on the busi-ness, assets, financial condition, prospects or results of op-erations of the Companies and their Subsidiaries taken as a whole or on the ability of the Company to complete the Closing.

                   "Company Plan" has the meaning set forth in Section
         4.16(a).

                   "Confidentiality Agreement" shall mean that certain letter agreement relating to confidential information provided by the Company to Buyer and its Affiliates.

                   "Contingent Merger Consideration" has the meaning specified in Section 3.1(a).

                   "Contract" has the meaning set forth in Section 4.8.











                   "Controlled Group Liability" means any and all lia-bilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the con-tinuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such li-abilities that arise solely out of, or relate solely to, the Company Plans.

                   "Davis" has the meaning set forth on the first page hereof.

                   "DGCL" has the meaning set forth in Section 1.1.

                   "Disagreement" shall have the meaning set forth in
         Section 1.1(b).

                   "Due Diligence Period" shall have the meaning set forth in Section 6.10(c).

                   "Due Diligence Review" shall have the meaning set forth in Section 6.10(c).

                   "Effective Time" shall mean the effective time of the Merger contemplated by Section 1.2 of this Agreement and shall be the same time as the Closing.

                   "Employment Agreements" shall mean those certain em-ployment agreements of Bedford and Davis referred to in the introduction to this Agreement, as the same may be amended from time to time.

                   "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, en-croachment, restriction or encumbrance of any kind or nature whatsoever.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the Department of Labor thereunder.

                   "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c),
         (m) or (o) of the Code or Section 4001(b)(1) of ERISA that in-cludes any of the Companies, or that is a member of the same "controlled group" as any of the Companies pursuant to Section 4001(a)(14) of ERISA.

                   "Estimated Cash Consideration" shall mean a bona fide estimate of the Cash Consideration, which estimate shall be









         computed in accordance with the provisions of Section 3.1(a)(i) and the definitions contained in this Section 1.A, provided that in computing the Estimated Cash Consideration, the Book Value Adjustment shall be estimated by the Company, subject to the reasonable approval of Buyer, as of the close of business on the Estimation Date rather than as of the close of business on the Closing Date, which estimate shall be based on the unaudited consolidated balance sheet of the Company as of the end of the month last preceding the month in which the Estimation Date falls, adjusted to reflect changes through and including the Estimation Date and changes reasonably expected to occur thereafter through the close of business on the Closing Date.

                   "Estimation Date" shall mean the day that is ten Business Days prior to, and not including, the Closing Date.

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                   "Flagship Employment Sharing Agreement" shall have the meaning set forth in Section 6.6(b).

                   "Fund" shall mean a registered open-end investment company or series thereof for which one of the Companies, or where applicable, an Affiliate of Buyer, provides advisory, subadvisory, distribution or marketing services pursuant to an Investment Company Advisory Agreement, a distribution agreement or any other agreement.

                   "Funds Asset Adjustment" shall mean an amount equal to:

                   (x) if the Funds Asset Differential is less than or equal to seven and one-half percent (7.5%) of the Initial Funds Asset Amount, then zero; or

                   (y) if the Funds Asset Differential is greater than seven and one-half percent (7.5%) of the Initial Funds Asset Amount, then the product of (I) 0.02 and (II) the amount by which the Funds Asset Differential is greater than seven and one-half percent (7.5%) of the Initial Funds Asset Amount.

                   "Funds Asset Amount" shall mean, as of the time of determination, an amount equal to the sum of (x) the net assets of the Funds (other than the Flagship Intermediate U.S. Government Fund and the Flagship Limited Term U.S. Government
         Fund) and (y) the assets in private accounts or wrap program accounts investing solely in municipal bonds (not including









         balanced accounts that may include municipal bonds) sold through the broker/dealer channel which are, or have been, sponsored and/or distributed by the Company.

                   "Funds Asset Differential" shall mean an amount equal to (i) if the Funds Asset Amount as of the close of business on the day prior to the Closing Date (the "Closing Funds Asset Amount") is less than the Funds Asset Amount as of the close of business on the day preceding the date hereof (the "Initial Funds Asset Amount"), the difference, if any, obtained by sub-tracting (x) the Closing Funds Asset Amount from (y) the Ini-tial Funds Asset Amount, or (ii) if the Closing Funds Asset Amount is greater than the Initial Funds Asset Amount, the dif-ference obtained by subtracting (x) the Initial Funds Asset Amount from (y) the Closing Funds Asset Amount.

                   "Fund Contracts" shall have the meaning set forth in
         Section 4.9(d).

                   "Fund Financial Statements" shall have the meaning set forth in Section 4.9(c).

                   "GAAP" shall mean generally accepted accounting prin-ciples as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

                   "Governmental Authority" shall mean any government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or ad-ministrative functions of or pertaining to government, includ-ing the SEC or any other government authority, agency, depart-ment, board, commission or instrumentality of the United States, any State of the United States or any political subdi-vision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-govern-mental self-regulatory organization, agency or authority (in-cluding the NYSE and the National Association of Securities Dealers, Inc.).

                   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regula-tions promulgated thereunder.

                   "Indemnifiable Claim" shall mean any Loss for which a party is entitled to indemnification under this Agreement.

                   "Indemnified Party" shall mean the party entitled to the benefits of indemnification hereunder.










                   "Indemnifying Party" shall mean the party obligated to provide indemnification hereunder.

                   "Independent Accounting Firm" shall mean Price Water-house LLP, or such other reputable accounting firm mutually agreed to by Buyer and the Company, other than any accounting firm that has performed services for Buyer, the Company, any Fund or any of their Affiliates during the past five years.

                   "Initial Funds Asset Amount" shall have the meaning set forth in this Section 1.A under the definition of Funds Asset Differential.

                   "Initial Merger Consideration" shall have the meaning set forth in Section 3.1(a).

                   "Intellectual Property" has the meaning set forth in
         Section 4.17(a).

                   "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

                   "Investment Company Advisory Agreement" shall mean an investment advisory agreement entered into by one of the Compa-nies, or where applicable by one of Buyer's Affiliates, for the purpose of providing investment advisory or subadvisory ser-vices to a registered investment company or series thereof.

                   "IRS" shall mean the Internal Revenue Service.

                   "Loss" shall mean any and all claims, losses, li-abilities, costs, penalties, fines and expenses (including rea-sonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, judgments, awards, settlements or demands that are imposed upon or otherwise incurred, suffered or sustained by the relevant party.

                   "Merger" shall have the meaning set forth on the first page hereof.

                   "Merger Consideration" has the meaning specified in
         Section 3.1(a).

                   "Merger Sub" has the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.











                   "Multiemployer Plan" shall have the meaning set forth in Section 4.16(a).

                   "Multiple Employer Plan" shall have the meaning set forth in Section 4.16(a).

                   "NASD" shall have the meaning set forth in Section
         4.5(a).

                   "Net book value" shall mean stockholders' equity as determined in accordance with GAAP.

                   "Non-Investment Company Advisory Agreement" shall mean any investment advisory agreement entered into by one of the Companies for the purpose of providing investment advisory services to a client other than a registered investment company or series thereof.

                   "Non-Third Party Claim" has the meaning set forth in
         Section 8.4(e).

                   "Notice of Disagreement" shall have the meaning set forth in Section 1.1(b).

                   "NYSE" means the New York Stock Exchange, Inc.

                   "Operating Sites" shall mean One Dayton Centre, One South Main Street, Dayton, Ohio 45402 and any other offices at which the Companies conduct business set forth in Schedule 1.1(b).

                   "Permits" has the meaning set forth in Section
         4.13(a).

                   "Person" shall mean any individual, corporation, com-pany, partnership (limited or general), joint venture, associa-tion, trust or other entity or similar contractual arrangement or relationship.

                   "Qualified Plans" shall have the meaning set forth in
         Section 4.16(c).

                   "Records" shall mean all records and original docu-ments (and copies thereof) in the Companies' permanent posses-sion as of the Closing Date (a) which pertain to or are uti-lized by the Companies to administer, reflect, monitor, evi-dence or record information respecting the business or conduct of the Companies, or (b) necessary or appropriate to comply with any Applicable Law, including records kept or filed in accordance with any Securities Laws and shall include in the









         case of (a) and (b) above, all such records maintained on elec-tronic or magnetic media, or in the electronic data base system of the Companies.

                   "Regulatory Documents" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed since Janu-ary 1, 1993 by such Person pursuant to the Securities Laws.

                   "Reports" shall have the meaning set forth in Section
         4.9(g).

                   "Right" shall have the meaning set forth in Section
         6.1(ii).

                   "SEC" shall mean the Securities and Exchange Commis-sion.

                   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

                   "Securities" shall mean any security as defined in the Securities Act.

                   "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; and state "blue sky" laws.

                   "Share Consideration" shall mean a number of shares of Buyer Preferred Stock equal to the Base Shares Value divided by $25.00.

                   "Shareholder Designee" shall mean that Person desig-nated by the Shareholders prior to the Closing (and notice of which designation shall be given in writing to Buyer prior to the Closing) to serve as such for purposes of this Agreement; provided, however, if no such designation is made or written notice thereof is not given to Buyer, in each case, prior to the Closing, then Bedford and Davis shall be deemed to be the Shareholder Designee for all purposes under this Agreement.

                   "Shareholders" has the meaning set forth on the first page hereof.

                   "Shares" means 200 Class A and 1600 Class B shares of common stock, par value $0.01, of the Company, which shares constitute all of the issued and outstanding shares of the Com-pany's capital stock.










                   "Subsidiary" of a Person shall mean an Affiliate of such Person fifty percent (50%) or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

                   "Subsidiary Shares" shall have the meaning set forth in Section 4.4(a).

                   "Supplemental Closing" shall have the meaning set forth in Section 3.5(d).

                   "Supplemental Closing Date" shall have the meaning set forth in Section 3.5(d).

                   "Surviving Corporation" shall have the meaning set forth in Section 1.1.

                   "Tax Return" shall mean any return, report, infor-mation statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report required to be provided by any of the Companies to third parties) with respect to Taxes, in-cluding any document required to be retained or provided to any governmental authority pursuant to 31 U.S.C. Sections 5311-5328 and regulations promulgated thereunder, relating to the Company or any consolidated group of which any such entity was a member at the applicable time, and any amended Tax Returns.

                   "Taxes" shall mean all federal, provincial, terri-torial, state, municipal, local, foreign or other taxes, im-posts, rates, levies, assessments and other charges (and all interest and penalties thereon), including, without limitation, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unem-ployment, disability, estimated or withholding taxes, and all customs and import duties, and all interest, penalties and Losses thereon or associated therewith or associated with any Tax Return.

                   "Third Party Claim" has the meaning set forth in Sec-tions 8.4(a).

                   "Employment Sharing Bonus" shall have the meaning set forth in Section 6.6(b).










                   "Wire Transfer" shall mean a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts up to, but not in excess of, fifteen accounts, as shall have been designated by written notice to the paying party.


                                    ARTICLE I

                                    THE MERGER

                   Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time and pursuant to this Agreement, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease, and Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and all of its rights, privileges, powers, immunities, purposes and franchises shall continue un-affected by the Merger. The Merger shall have the effects set forth in the General Corporation Law of the State of Delaware (the "DGCL").

                   Section 1.2 Effective Time of the Merger. The Merger shall become effective when a properly executed Certificate of Merger meeting the requirements of Section 251 of the DGCL is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties hereto shall have designated in such filing as the Effective Time of the Merger (the "Effective Time").


                                    ARTICLE II

                            THE SURVIVING CORPORATION

                   Section 2.1 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of Merger Sub in effect as of the Effective Time shall be the Cer-tificate of Incorporation of the Surviving Corporation after the Effective Time until duly amended.

                   Section 2.2 By-Laws of the Surviving Corporation. The By-Laws of Merger Sub in effect as of the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time until duly amended.

                   Section 2.3 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the officers










         and directors of Merger Sub shall be the officers and direc-tors, respectively, of the Surviving Corporation, in each case until their respective successors are duly elected and quali-fied.


                                   ARTICLE III

                               CONVERSION OF SHARES

                   Section 3.1 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                   (a) Upon the terms and subject to the conditions set forth in this Agreement, the Class A and Class B Shares, in the aggregate, of each Shareholder shall be converted into (i) the right to receive that portion (expressed as a percentage) of each of the Cash Consideration and the Share Consideration (together, the "Initial Merger Consid-eration") set forth opposite such Shareholder's name on
              Schedule 3.1(a) hereto (as it may be amended from time to time prior to Closing to reflect transactions permitted by
              Section 6.16) and (ii) the right to receive the contingent merger consideration ("Contingent Merger Consideration," and together with the Initial Merger Consideration, the "Merger Consideration") at the times and in the amounts described in Schedule 3.1(b). With respect to both Initial Merger Consideration and Contingent Merger Consid-eration, Buyer Common Stock delivered or into which Buyer Preferred Stock is converted shall be listed on the NYSE and freely transferable (subject to the provisions of this Agreement and the requirements of Applicable Law).

                   (b) Each share of the common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain out-standing and shall be unchanged after the Merger and shall immediately thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                   (c) Following the Effective Time, all issued and outstanding shares of common stock of Buyer shall continue to be fully paid and nonassessable shares of common stock of Buyer. Each certificate of Buyer evidencing ownership of any such shares shall immediately thereafter continue to evidence ownership of the same number of shares of com-mon stock of the Buyer.











                   (d) If, between the date of this Agreement and the Effective Time, the outstanding shares of Buyer Common Stock shall have been changed into a different number of shares or a different class by reason of any subdivision or combination, or stock dividend, split-up or reclassifi-cation, the number and class of shares of Buyer Preferred Stock to be issued and delivered in the Merger in exchange for each outstanding share of Company Common Stock as pro-vided in this Agreement shall be appropriately adjusted, if necessary.

                   Section 3.2 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to Buyer, they shall be cancelled and ex-changed for the Merger Consideration.

                   Section 3.3 Closing. The closing of the transactions contemplated by this Agreement shall be the same as the Effective Time (the "Closing") and shall take place at the of-fices of Buyer, 333 West Wacker Drive, Chicago, Illinois 60606 at 10:00 a.m., local time, on the fifth Business Day after the conditions set forth in Article VII have been satisfied or waived or at such other date, time and place as Buyer and the Company shall agree (the date on which the Closing takes place being referred to herein as the "Closing Date").

                   Section 3.4 Instruments of Transfer; Payment of Merger Consideration. (a) Not less than two nor more than four Business Days prior to the Closing Date, the Shareholders shall deliver to Buyer written Wire Transfer instructions.

                   (b) At the Closing, the Shareholders shall deliver to Buyer the following:

                        (1) one or more certificates representing all of the Shares duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed;

                        (2) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Com-pany dated as of a date not earlier than 10 days prior to the Closing Date, together with a copy of the Certificate of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Delaware; and











                        (3) the documents required to be delivered pur-suant to Section 7.1.

                   (c) At the Closing, Buyer shall deliver, or shall cause to be delivered, to each Shareholder the following:

                        (1) an amount equal to such Shareholder's por-tion of the Estimated Cash Consideration as set forth op-posite such Shareholder's name on Schedule 3.1(a) by Wire Transfer;

                        (2)  the number of shares of Buyer Preferred
              Stock equal to such Shareholder's portion of the Share Consideration as set forth opposite such Shareholder's name on Schedule 3.1(a); and

                        (3) the documents required to be delivered pur-suant to Section 7.2.

                   Section 3.5 Post-Closing Adjustment. (a) As soon as reasonably practicable following the Closing Date, and in no event more than ten Business Days thereafter, Buyer shall pre-pare and deliver to the Shareholder Designee schedules calcu-lating the amount of the Book Value Adjustment and setting forth such calculations in reasonable detail (collectively, the "Closing Price Documents"). The parties shall consult with one another and cooperate in the preparation of the Closing Price Documents in accordance with this Section 3.5, including, with-out limitation, providing access to such working papers and information relating to the preparation thereof as reasonably requested by the other party.

                   (b) Within ten Business Days after delivery of the Closing Price Documents to the Shareholder Designee, the Share-holder Designee may dispute all or any portion of the Closing Price Documents by giving written notice (a "Notice of Dis-agreement") to Buyer setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter called a "Disagreement"). The parties shall promptly commence good faith negotiations with a view to resolving all such Dis-agreements. If the Shareholder Designee does not give such a Notice of a Disagreement within the ten-Business-Day period set forth herein, the Shareholder Designee and the Shareholders shall be deemed to have irrevocably accepted such Closing Price Documents in the form delivered to the Shareholder Designee by Buyer.

                   (c) If the Shareholder Designee shall deliver a No-tice of Disagreement and Buyer shall not dispute all or any portion of such Notice of Disagreement by giving written notice









         to the Shareholder Designee setting forth in reasonable detail the basis for such dispute within ten Business Days following the delivery of such Notice of Disagreement, Buyer shall be deemed to have irrevocably accepted the Closing Price Documents as modified in the manner described in the Notice of Disagree-ment. If Buyer disputes all or any portion of the Notice of Disagreement within the ten-Business-Day period described in the previous sentence, and within ten Business Days following the delivery to the Shareholder Designee of the notice of such dispute the Shareholder Designee and Buyer do not resolve the Disagreement (as evidenced by a written agreement among the parties hereto), such Disagreement shall thereafter be referred by either Buyer or the Shareholder Designee to an Independent Accounting Firm for a resolution of such Disagreement in accor-dance with the terms of this Agreement. The determinations of such firm with respect to any Disagreement shall be rendered within ten Business Days after referral of the Disagreement to such firm, shall be final and binding upon the parties, the amount so determined shall be used to complete the final Clos-ing Price Documents and the parties agree that the procedures set forth in this Section 3.5 shall be the sole and exclusive remedy with respect to the determination of the Book Value Ad-justment. Buyer, the Shareholder Designee and the Shareholders shall use their best efforts to cause the Independent Account-ing Firm to render its determination within the ten-Business-Day period described in the previous sentence, and each shall cooperate with such firm and provide such firm with access to the books, records, personnel and representatives of it and such other information as such firm may require in order to render its determination. All of the fees and expenses of any Independent Accounting Firm retained pursuant to this paragraph
         (c) shall be paid one-half by Buyer and one-half by the Share-holders.

                   (d) Promptly after the Closing Price Documents have been finally determined in accordance with paragraphs (a), (b) and (c) of this Section 3.5 (including by means of a deemed acceptance of such documents by the Shareholders and the Share-holder Designee or by Buyer as provided in paragraphs (b) and
         (c), respectively), but in no event later than five Business Days following such final determination (the "Supplemental Closing Date"), the parties hereto shall hold a supplemental closing (the "Supplemental Closing"), either by telephone or in person at a mutually convenient location. If the Cash Consid-eration is greater than the Estimated Cash Consideration, Buyer shall deliver, or shall cause to be delivered, to each Share-holder on the Supplemental Closing Date an amount equal to such Shareholder's portion of the difference as set forth opposite such Shareholder's name on Schedule 3.1(a) by Wire Transfer.










         If the Cash Consideration is less than the Estimated Cash Con-sideration, the Shareholders shall deliver to Buyer on the Supplemental Closing Date an amount equal to such Shareholder's portion of the difference as set forth opposite such Sharehold-er's name on Schedule 3.1(a) by Wire Transfer. In any case, the amount payable at the Supplemental Closing shall be accom-panied by interest thereon calculated at the Fed Funds Rate for the period from the Closing Date to the Supplemental Closing Date.

                   Section 3.6 Reservation of Right to Revise Transac-tion. Buyer may at any time change the method of effecting the acquisition of the Companies by Buyer (including without limi-tation the provisions of Articles I and II) if and to the ex-tent it deems such change to be desirable, including without limitation to provide for a merger of the Company directly into Buyer, in which Buyer is the surviving corporation, provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration or (ii) adversely affect the tax treatment to the Shareholders as a result of receiving the Merger Consideration.


                                    ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND BEDFORD AND DAVIS

                   The Company, Bedford and Davis jointly and severally represent and warrant to Buyer as of the date of this Agreement as follows:

                   Section 4.1 Organization and Related Matters. Each of the Companies is a Delaware corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Companies has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Each of the Companies is duly licensed or quali-fied to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Company Material Adverse Effect. The copies of the Certificate of In-corporation and By-laws and any amendments thereto of each of the Companies heretofore delivered to Buyer are complete and correct copies of such instruments as in effect as of the date of this Agreement.










                   Section 4.2 Authority; No Violation. (a) The Com-pany has full corporate power and authority to execute and de-liver this Agreement and to consummate the transactions contem-plated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of the Company and the Shareholders, and no other corporate proceedings on the part of the Company (includ-ing without limitation any approval of the Shareholders) are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Shareholders and (assuming the due authorization, execution and delivery of this Agreement by Buyer) constitutes a valid and binding obligation of the Company and the Shareholders, en-forceable against the Company and the Shareholders in accor-dance with its terms.

                   (b) Neither the execution and delivery of this Agreement by the Company or the Shareholders, nor the consum-mation by the Company or the Shareholders, as the case may be, of the transactions contemplated hereby to be performed by them, nor compliance by the Company or the Shareholders with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-laws of any of the Companies or (ii) except as set forth in Schedule 4.2(b), and assuming that the consents and approvals referred to in Sections 6.2 and 6.3 hereof are duly obtained, (x) vio-late, conflict with or require any notice, filing, consent or approval under any Applicable Law to which any of the Companies or any of its Affiliates or any of their properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any material Encumbrance upon the Shares or the properties, contracts or as-sets of the Companies, or require any notice, approval or con-sent under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the Companies or its Affiliates is a party, or by which the Companies, any of its Affiliates or any Shareholder, or any of their respective properties or assets, may be bound or affected.

                   Section 4.3 Consents and Approvals. Except for (x) consents, approvals and notices as are set forth in Sections
         6.2 and 6.3 and Schedule 4.3,  and (y) the applicable filings









         under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Company and the Shareholders of this Agreement and (ii) the consummation by the Company and the Shareholders of the transactions contemplated hereby. Neither the Company nor any of the Shareholders has any reason to believe that any approval or consent set forth in Sections 6.2 or 6.3, in Schedule 4.3 or in this Section 4.3 will not be obtained prior to the Closing.

                   Section 4.4  Stock Ownership.  The Shareholders
         own beneficially and of record all of the Shares, and the Share-holders have the full and unrestricted power to sell, assign, transfer and deliver the Shares to Buyer in accordance with the terms of this Agreement free and clear of Encumbrances. There are no shares of capital stock of the Company issued or out-standing other than the Shares. All of the Shares are duly authorized, validly issued, fully paid, nonassessable and free of any pre-emptive rights. Except as set forth in Sched-ule 4.4, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, unsatis-fied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limita-tion, by exchange or conversion) from the Company or the Share-holders any capital stock of the Company, whether issued and outstanding, authorized but unissued or treasury shares. Ex-cept as set forth in Schedule 4.4, there are no agreements or understandings of any kind with respect to the voting of the Shares. The Company owns beneficially and of record all of the capital stock of Flagship Financial Inc. and Flagship Funds
         Inc. ("Subsidiary Shares"), and the Company has the full and unrestricted power to sell, assign, transfer and deliver the Subsidiary Shares free and clear of Encumbrances. There are no shares of capital stock of Flagship Financial Inc. or Flagship Funds Inc. issued or outstanding other than the Subsidiary Shares. All of the Subsidiary Shares are duly authorized, val-idly issued, fully paid, nonassessable and free of any pre-emptive rights. There is no outstanding option, warrant, con-vertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) from any of the Compa-nies or the Shareholders any capital stock of Flagship Finan-cial Inc. or Flagship Funds Inc., whether issued or outstand-ing, authorized but unissued or treasury shares. The Company does not have any Subsidiaries, and does not own, directly or indirectly, any equity or other ownership interest in any Per-son, other than Flagship Financial Inc. and Flagship Funds
         Inc., except as set forth in Schedule 4.4.










                   Section 4.5 Regulatory Documents. (a) Since January 1, 1993, the Companies and their Affiliates have timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, including the SEC and the National Association of Securities Dealers, Inc. ("NASD"), and have paid all fees and assessments due and payable in connection there-with. Flagship Financial Inc. is and has been duly registered as an investment advisor under the Advisers Act and under applicable state statutes. Schedule 4.5(a) lists the states in which Flagship Financial Inc. is registered as an investment advisor. Each such federal and state registration is in full force and effect. Except as set forth in Schedule 4.5, Flagship Funds Inc. is and has been duly registered as a broker-dealer with the SEC and the NASD in all fifty (50)
         States under applicable federal and state statutes. Each such federal and state registration is in full force and effect. Flagship Funds Inc. is a member in good standing and has all licenses and authorizations in self regulatory or trade organi-zations or registered clearing agencies, required to permit the operation of its business as presently conducted.

                   (b) As of their respective dates, the Regulatory Documents of the Companies and their Affiliates complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not mislead-ing. The Company has previously delivered or made available to Buyer a true, correct and complete copy of each such Regulatory Document filed with the SEC after January 1, 1993 and prior to the date hereof (including a Form ADV of Flagship Financial Inc. and Form BD of Flagship Funds Inc. as in effect on the date hereof) and will deliver to Buyer promptly after the fil-ing thereof a true, correct and complete copy of each Regula-tory Document filed by any of the Companies or their Affiliates with the SEC after the date hereof and prior to the Closing Date.

                   Section 4.6 Financial Statements. The Company has previously delivered to Buyer copies of (a) the audited con-solidated balance sheets of the Company as of December 31st for the fiscal years 1994 and 1995, and the related audited state-ments of income, changes in shareholders' equity and cash flows for the fiscal years 1994 and 1995, inclusive, in each case









         accompanied by the audit report of Deloitte & Touche LLP, in-dependent public accountants with respect to the Companies and
         (b) the unaudited interim consolidated balance sheets and re-lated statement of income, changes in shareholders' equity and cash flows of the Company at or for the period ending March 31, 1996 (collectively, the statements referred to above being re-ferred to as the "Company Financial Statements" and the balance sheet as of December 31, 1995 being referred to as the "Company Balance Sheet"). The balance sheets referred to in the previ-ous sentence (including the related notes, where applicable) present fairly the consolidated financial position of the Com-pany as of the dates thereof, and the other financial state-ments referred to in this Section 4.6 present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated re-sults of its operations and its cash flows for the respective fiscal periods therein set forth; each of such statements (in-cluding the related notes, where applicable) comply in all ma-terial respects with applicable accounting requirements with respect thereto; and, except as set forth in Schedule 4.6 hereto, each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. Except for
         (i) those liabilities that are fully reflected or reserved against on the Company Balance Sheet and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and which are not material, individually or in the aggregate, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet.

                   Section 4.7 Ineligible Persons. None of the Compa-nies, nor any "affiliated person" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to
         Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. None of the Companies nor any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pur-suant to Section 203 of the Advisers Act to serve as an invest-ment adviser or as an associated person to a registered invest-ment adviser. None of the Companies nor any "associated per-son" (as defined in the Exchange Act) thereof, as applicable, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a regis-tered broker-dealer.











                   Section 4.8 Contracts. Schedule 4.8 sets forth a complete and accurate list of all written or oral contracts, agreements, guarantees, leases and executory commitments to which any of the Companies is a party (excluding policies of insurance in the ordinary course of business) or by which any of their properties or assets are bound which: (w) contain ob-ligations of any of the Companies in excess of $100,000; (x) which involve payments based on profits or revenues of any of the Companies; or (y) which are otherwise material to their businesses, properties or assets, including all Investment Com-pany Advisory Agreements and distribution agreements (hereinaf-ter referred to collectively as the "Contracts"). To the Com-pany's best knowledge, each of the Contracts is in full force and effect and enforceable in accordance with its terms. Nei-ther the Shareholders nor any of the Companies has received written notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts. To the Companies' best knowledge, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default on the part of any of the Companies or on the part of the other party to such Contracts.

                   Section 4.9 Funds. (a) Schedule 4.9(a) sets forth a true, complete and correct list, as of the date hereof, of each Fund for which any of the Companies acts as investment adviser, subadviser or distributor. Each such Fund that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requi-site corporate, trust or partnership power and authority, and possesses all rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable
         Law, except where the failure to have such power, authority or qualification could not reasonably be expected to have a Company Material Adverse Effect. Each such Fund is, and at all times required under the Securities Laws has been, duly regis-tered with the SEC as an investment company under the Invest-ment Company Act or is a series thereof. None of such Funds is in default in the performance, observance or fulfillment of any of the terms or conditions of its organizational documents
         (each as amended to date), true and complete copies of which have been provided to Buyer, and such documents are in full force and effect. Since January 1, 1993, none of the Companies has provided advisory, subadvisory, distribution or marketing services to or for any closed-end investment company.











                   (b) Except as set forth in Schedule 4.9(b), (i) the shares or units of beneficial interest of each such Fund have been duly and validly issued and are fully paid and nonassess-able and the shares or units of beneficial interest of each such Fund are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under Applicable Law; and (ii) each such Fund has been operated since January 1, 1993 and is currently operating in compliance in all respects with Applicable Law, except for such instances of non-compliance which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Ma-terial Adverse Effect.

                   (c) The Company has delivered to Buyer true, com-plete and correct copies of such financial statements for each of the Funds for each of their respective fiscal years ending in 1993, 1994 and 1995, respectively, as are currently avail-able, and will deliver to Buyer true, complete and correct cop-ies of any such financial statements as are not currently available promptly upon such financial statements becoming available (the "Fund Financial Statements"). The Fund Finan-cial Statements have been (or will be) prepared in accordance with GAAP (except as otherwise disclosed in such Financial Statements or the notes thereto). The Fund Financial State-ments present fairly the financial position of each of the Funds as of the date of each such Fund Financial Statement and the results of operations and changes in net assets of each of the Funds during the period covered by each such Fund Financial Statement.

                   (d) The Company has delivered to Buyer true, com-plete and correct copies of the following documents (collec-tively, the "Fund Contracts"):

                        (i)  all agreements and arrangements for the
              distribution of shares of the Funds by which any of the Funds is bound;

                       (ii)  all custody agreements, transfer agent
              agreements and similar agreements or arrangements by which any of the Funds is bound;

                      (iii) all administrative service and similar agreements by which any of the Funds is bound; and

                       (iv) any other agreements, contracts and commit-ments that are material to the business or operations of any of the Funds by which any such Fund is bound.











         Except as listed in Schedule 4.9(d), each Fund Contract is in full force and effect, except to the extent that any failure to be so in full force and effect, individually and in the ag-gregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in
         Schedule 4.9(d), there does not exist under any Fund Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute an event of default thereunder on the part of any of the Companies or, to the best knowledge of the Companies and the Shareholders, any other party thereto.

                   (e) Each of the Funds has issued its shares or in-terests pursuant to valid and effective registration statements under the Securities Act and applicable state securities or "blue sky" laws, which did not contain, at the time of their effectiveness, any untrue statement of a material fact or omit to state a material fact required to be stated therein or nec-essary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and which were, in the event of any subsequent material mis-statements or omissions, promptly amended or supplemented to correct any such misstatement or omission.

                   (f) Except as set forth in Schedule 4.9(f), since January 1, 1993, none of the Companies has sponsored or par-ticipated in the distribution by public or private offering of any interests in any limited partnerships or other entities or Persons other than the Funds. The offerings and sales of the interests in the Funds complied with Applicable Law, and the offering documents with respect to such offerings and sales did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the state-ments therein, in light of the circumstances under which they were made, not misleading.

                   (g) Each of the Funds has filed all prospectuses, annual information forms, registration statements, proxy state-ments, financial statements, other forms, reports, sales lit-erature and advertising, and any other documents required to be filed with applicable regulatory or other Governmental Authori-ties, and any amendments thereto (the "Reports"), the failure to file of which could reasonably be expected to have a mate-rial adverse effect on such Funds. The Reports (i) have been prepared in accordance with the requirements of Applicable Law in all material respects, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light









         of the circumstances under which they were or are made, not misleading.

                   (h) Except as set forth in Schedule 4.9(h), since January 1, 1991, none of the Funds have been enjoined, indict-ed, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any vio-lation of the Securities Laws.

                   Section 4.10 Investment Company Advisory Agreements. Each Investment Company Advisory Agreement subject to Section 15 of the Investment Company Act to which any of the Companies is a party has been duly approved at all times in compliance in all material respects with Section 15 of the Investment Company Act and all other Applicable Laws. Each such Investment Company Advisory Agreement has been performed by the relevant Company in accordance with the Investment Company Act and all other Applicable Laws, except for such failures of performance which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

                   Section 4.11 No Other Broker. Other than Smith Barney Inc., the fees and expenses of which will be paid by the Shareholders, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Companies or the Shareholders or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

                   Section 4.12 Legal Proceedings. There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental or regulatory investigations of any nature that are pending or, to the Company's best knowledge, threatened against or relating to any of the Companies, the Funds or any of their respective properties, assets or businesses or that challenge the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon any of the Companies, the Funds or any of their respective properties, assets or businesses which, individually or in the aggregate, could reasonably be expected to have (i) a Company Material Adverse Effect, (ii) a material adverse effect on the Funds or (iii) a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

                   Section 4.13 Compliance with Applicable Law. (a) Except as disclosed in Schedule 4.13(a), each of the Companies holds, and has at all times held, all licenses, franchises, permits and authorizations (collectively, "Permits") necessary









         for the lawful ownership and use of its properties and assets and the conduct of its businesses under and pursuant to every, and has complied in all material respects with each, and is not in default in any material respect under any, Applicable Law relating to any of the Companies or any of its assets, proper-ties or operations, and the Company does not know of any out-standing violations of any of the above and has not received notice asserting any such violation. All Permits are valid and in good standing and are not subject to any suspension, modifi-cation or revocation or proceedings related thereto.

                   (b) Except as disclosed on Schedule 4.13(b), since January 1, 1993 and except for normal examinations conducted by any Governmental Authority in the regular course of the busi-ness of the Companies or the Funds, no Governmental Authority has initiated any administrative proceeding or, to the best knowledge of the Company, investigation into or related to the business or operations of the Companies or the Funds. There is no unresolved violation, criticism or exception by any Govern-mental Authority with respect to any report or statement by any Governmental Authority relating to any examination of the Com-panies or the Funds.

                   (c) Each of the Companies has at all times main-tained records which accurately reflect transactions in reason-able detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting re-quirements.

                   (d) All proxy statements to be prepared for use by the Funds in connection with the transactions contemplated by this Agreement (other than any information provided or to be provided by Buyer in writing relating to Buyer and its Affili-ates expressly for use in the proxy statements) will be ac-curate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   (e) Each Fund has at all times complied in all respects with, and has at no time violated in any respect the provisions of, Section 19 of the Investment Company Act.

                   Section 4.14 Insurance. All of the Companies' in-surance policies and bonds are listed in Schedule 4.14. To the best knowledge of each of the Companies, each such insurance policy or bond is in full force and effect and the Companies










         have not received notice or any other indication from any in-surer or agent of any intent to cancel any such insurance policy or bond.

                   Section 4.15 Labor and Employment Matters. Except as set forth in Schedule 4.15, (i) no collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on any of the Companies, (ii) each of the Companies is, and has at all times been, in compliance in all material respects with all Appli-cable Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occu-pational safety and health, and is not engaged in any unfair labor practice, and (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting any of the Companies.

                   Section 4.16  Employee Benefit Plans; ERISA.  (a)
         Schedule 4.16 includes a complete list of all bonus, profit sharing, compensation, termination, stock option, stock appre-ciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance, ter-mination pay, welfare and other employee benefit plans, agree-ments and arrangements, labor agreements, trusts, funds and other arrangements in effect as of the date hereof for the ben-efit or welfare of any director, officer, employee or former employee of the Companies or pursuant to which any of the Com-panies have any liability, contingent or otherwise (a "Company Plan"). Each Company Plan is in material compliance with all applicable laws including ERISA and the Code. No Company Plan is subject to Title IV of ERISA or Section 302 of ERISA or Sec-tion 412 or 4971 of the Code. No Company Plan is a multiem-ployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contri-buting sponsors at least two of whom are not under common con-trol, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has any of the Companies or any ERISA Af-filiate, at any time since September 2, 1974, contributed to or been obligated to contribute to any Multiemployer Plan or Mul-tiple Employer Plan.

                   (b) With respect to each Company Plan, the Company has delivered or made available to Buyer a true, correct and complete copy of: (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent









         annual financial report, if any; and (v) the most recent deter-mination letter from the IRS, if any. Except as specifically provided in this Agreement or the foregoing documents delivered or made available to Buyer, there are no amendments to any Com-pany Plan that have been adopted or approved nor has any Com-pany undertaken to make any such amendments.

              (c) Schedule 4.16 identifies each Company Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with re-spect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred that are likely to adversely affect the qualified sta-tus of any Qualified Plan or the related trust. No Company Plan is intended to meet the requirements of Code Section 501(c)(9).

                   (d) All contributions required to be made to any Company Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Com-pany Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

                   (e) There does not now exist, nor do any circum-stances exist that could result in, any Controlled Group Lia-bility that would be a material liability of any of the Com-panies following the Closing. Without limiting the generality of the foregoing, none of the Companies nor any ERISA Affiliate has engaged in any transaction described in Section 4069, 4204 or 4212 of ERISA.

                   (f) The Companies have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health con-tinuation coverage as required by Section 4980B of the Code or
         Part 6 of Title I of ERISA and at no expense to the Companies.

                   (g) Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consumma-tion of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of any Com-pany. Without limiting the generality of the foregoing, no amount paid or payable by any Company in connection with the transactions contemplated hereby (either solely as a result









         thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                   (h) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be ex-pected to result in any material liability of any Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer plan.

                   (i) Set forth on Schedule 4.16(i) is an accounting of all obligations, contingent or otherwise, of the Companies (other than obligations to pay base salary and annual bonuses in the ordinary course of business consistent with past practice) owing or payable to, or on behalf of, employees or former employees of the Companies that are not accrued or otherwise reflected on the Company Balance Sheet.

                   Section 4.17  Technology and Intellectual Property.
         (a) Attached hereto as Schedule 4.17(a) is a list of all mate-rial (i) domestic and foreign registered trademarks and service marks, registered copyrights and patents, (ii) applications for registration or grant of any of the foregoing, (iii) unreg-istered trademarks, service marks, trade names, logos and as-sumed names, and (iv) licenses for any of the foregoing, in each case, owned by any of the Companies or used in or neces-sary to conduct the business of any of the Companies. The items on Schedule 4.17(a), together with all other material trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, li-censes, formulae, customer lists or other databases, designs and inventions currently used in or necessary to conduct the business of any of the Companies constitute the "Intellectual Property."

                   (b) Except as set forth in Schedule 4.17(b), each of the Companies has ownership of, or such other rights by li-cense, lease or other agreement in and to, the Intellectual Property as necessary to conduct its business as presently con-ducted. To the best knowledge of the Company, the Companies have not infringed or violated any trademark, trade name, copy-right, patent, trade secret right or other proprietary right of others. None of the Companies has received notice of any claim respecting any such violation or infringement. The Company has no reason to believe that upon consummation of the transactions contemplated hereby Buyer or any of its Affiliates will be in









         any way restricted in the use of any of the Intellectual Prop-erty under any Applicable Law, contract or otherwise, or that use of such Intellectual Property by Buyer or any of its Af-filiates will violate or infringe the rights of any Person, or subject any of Buyer or its Affiliates to liability of any kind, under any Applicable Law, contract or otherwise.

                   Section 4.18 Taxes. Except as set forth in Schedule 4.18, (a) each of the Company and each Fund has (i) filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all material Tax Returns required to have been filed for all periods ending through the date hereof, which Tax Returns were true, complete and correct in all material respects, and (ii) duly paid in full or made provision (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes shown to be due on such Tax Returns; (b) there are no liens on any of the assets of the Company that arose in connection with any failure to pay any tax, except for liens that would not have a Company Material Adverse Effect.

                   Section 4.19 No Adverse Change. Except as provided on Schedule 4.19 or otherwise disclosed in this Agreement, since December 31, 1995, (i) each of the Companies has operated its business only in the ordinary course of business consistent with past practice; (ii) there has been no material adverse change in the financial condition, prospects, results of opera-tions, assets or business of any of the Companies; and (iii) none of the Companies have taken any action or suffered any event that if taken or suffered after the date hereof would violate Section 6.1 of this Agreement.

                   Section 4.20 Real Property. The assets of the Com-panies that consist of leasehold interests in real property are listed in Schedule 4.20, together with annual lease payments and all Encumbrances thereon. All offices where each of the Companies presently conducts its business are subject to leases listed in Schedule 4.20. None of the Companies have any inter-ests in any real property except for the leases set forth in
         Schedule 4.20. The Company has furnished Buyer with true, cor-rect and complete copies of all leases listed in Schedule 4.20. To the best knowledge of the Company, all leases listed in
         Schedule 4.20 are in full force and effect in accordance with their respective terms, and there is not any existing default or event which with notice or lapse of time or both would become a default under any such lease.

                    Section 4.21 Filing Documents. None of the informa-tion regarding the Companies, the Shareholders or any of their respective Affiliates supplied or to be supplied by the Company









         or any Shareholder included or for inclusion in any documents to be filed with any Governmental Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Authority, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    Section 4.22 Purchase for Investment. Each of the Shareholders, with respect to all securities of Buyer to be acquired by it in the Merger and pursuant to the transactions contemplated by this Agreement, is acquiring such securities for investment purposes only and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any thereof.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                   Buyer represents and warrants to the Company, Bed-ford, Davis and the Shareholders as of the date of this Agree-ment as follows:

                   Section 5.1 Organization and Related Matters. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Buyer is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect. The copies of the organizational documents and any amendments thereto of Buyer heretofore delivered to the Company are complete and correct copies of such instruments as in effect as of the date of this Agreement.

                   Section 5.2 Authority; No Violation. (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on









         the part of Buyer, and no other corporate proceedings on the part of Buyer or its shareholders are necessary to approve this Agreement and to consummate the transactions contemplated here-by. This Agreement has been duly and validly executed and de-livered by Buyer and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Share-holders) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                   (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the trans-actions contemplated hereby to be performed by it, nor com-pliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the organizational documents of Buyer or (ii) except as set forth in Schedule 5.2(b), and assuming that the consents and approvals referred to in Sec-tions 6.2 and 6.3 hereof are duly obtained, (x) violate, con-flict with or require any notice, filing, consent or approval under any Applicable Law to which Buyer or any of its Affili-ates or any of its properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provi-sion of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any material Encumbrance upon the properties, contracts or assets of the Buyer, or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which Buyer or any of its Affil-iates is a party, or by which Buyer or any of its Affiliates, or any of its or their properties or assets, may be bound or affected.

                   Section 5.3 Consents and Approvals. Except for (x) consents, approvals and notices as are set forth in Schedule
         5.3 and Sections 6.2 and 6.3, and (y) the applicable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by Buyer of this Agreement and (ii) the consummation by Buyer of the transactions as contemplated hereby.

                   Section 5.4 Regulatory Documents. (a) Since January 1, 1993, Buyer and its Affiliates have timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any










         Governmental Authority, including the SEC, and have paid all fees and assessments due and payable in connection therewith.

                   (b) As of their respective dates, the Regulatory Documents of Buyer and its Affiliates complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promul-gated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not mislead-ing. Buyer has previously delivered or made available to the Company a true, correct and complete copy of each such Regu-latory Document filed with the SEC after January 1, 1993 and prior to the date hereof (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements, registra-tion statements under the Securities Act, and Forms ADV and BD as in effect on the date hereof) and will deliver or make available to the Company promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by the Buyer or any of its Affiliates with the SEC after the date hereof and prior to the Closing Date.

                   Section 5.5 Financial Statements. Buyer has previ-ously delivered to the Company copies of (a) the audited con-solidated balance sheets of Buyer as of December 31st for the fiscal years 1994 and 1995, and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal years 1994 and 1995, inclusive, in each case accom-panied by the audit report of KPMG Peat Marwick LLP, indepen-dent public accountants with respect to Buyer and (b) the unau-dited interim consolidated balance sheets and related state-ments of income, changes in shareholders' equity and cash flows of Buyer at or for the periods ending March 31, 1996 (collec-tively, the statements referred to above being referred to as the "Buyer Financial Statements" and the balance sheet as of December 31, 1995 being referred to as the "Buyer Balance Sheet"). The balance sheets referred to in the previous sen-tence (including the related notes, where applicable) present fairly the consolidated financial position of Buyer as of the dates thereof, and the other financial statements referred to in this Section 5.5 present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements with respect thereto; and









         each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consis-tently applied during the periods involved. Except for (i) those liabilities that are fully reflected or reserved against on the Buyer Balance Sheet and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Buyer Balance Sheet and which are not material, individually or in the aggregate, Buyer has no liabilities or obligations of any nature, whether absolute, accrued, contin-gent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet.

                   Section 5.6 Contracts. To Buyer's best knowledge, each agreement that is material to its business is in full force and effect and enforceable in accordance with its terms. Buyer has not received written notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts. To Buyer's best knowledge, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default on the part of Buyer or on the part of the other party to such agreements.

                   Section 5.7 Funds. (a) Each Fund for which Buyer or any of its Affiliates acts as investment adviser or distributor that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its or-ganization and has the requisite corporate, trust or partner-ship power and authority, and possesses all rights, licences, authorizations and approvals, governmental or otherwise, neces-sary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted, and is duly qualified, licensed or regis-tered to do business in each jurisdiction where it is required to do so under Applicable Law, except where the failure to have such power, authority or qualification could not reasonably be expected to have a Buyer Material Adverse Effect. Each such Fund is, and at all times as required under the Securities Laws has been, duly registered with the SEC as an investment company under the Investment Company Act or is a series thereof. None of such Funds is in default in the performance, observance or fulfillment of any of the terms or conditions of its organiza-tional documents (each as amended to date), and such documents are in full force and effect.

                   (b) Except as set forth in Schedule 5.7(b), (i) the shares or units of beneficial interest of each such Fund have been duly and validly issued and are fully paid and nonassess-able and the shares or units of beneficial interest of each such Fund are qualified for public offering and sale in each









         jurisdiction where offers are made to the extent required under Applicable Law; and (ii) each such Fund has been operated since January 1, 1993 and is currently operating in compliance in all respects with Applicable Law, except for such instances of non-compliance which, individually or in the aggregate, have not had and could not reasonably be expected to have a Buyer Mate-rial Adverse Effect.

                   Section 5.8 Investment Company Advisory Agreements. Each Investment Company Advisory Agreement subject to Section 15 of the Investment Company Act to which Buyer or any of its Affiliates is a party has been duly approved at all times in compliance in all material respects with Section 15 of the Investment Company Act and all other Applicable Laws. Each such Investment Company Advisory Agreement has been performed by the Buyer or a relevant Affiliate in accordance with the Investment Company Act and all other Applicable Laws, except for such failures of performance which, individually or in the aggregate, are not reasonably expected to have a Buyer Material Adverse Effect.

                   Section 5.9 Legal Proceedings. There are no legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any na-ture that are pending or, to Buyer's best knowledge, threatened against or relating to Buyer or any of its Affiliates or its or their properties, assets or businesses or that challenge the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Buyer or any of its Af-filiates or its or their properties, assets or businesses which, individually or in the aggregate, could reasonably be expected to have (i) a Buyer Material Adverse Effect or (ii) a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

                   Section 5.10 Ineligible Persons. Neither Buyer nor any "affiliated person" (as defined in the Investment Company
         Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Buyer nor any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to
         Section 203 of the Advisers Act to serve as an investment ad-viser or as an associated person to a registered investment adviser. Neither Buyer nor any "associated person" (as defined in the Exchange Act) thereof, as applicable, is ineligible pur-suant to Section 15(b) of the Exchange Act to serve as a










         broker-dealer or as an associated person to a registered broker-dealer.

                   Section 5.11 No Other Broker. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other com-mission from Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

                   Section 5.12 Compliance with Applicable Law. (a) Except as disclosed in Schedule 5.12(a), Buyer and its Affili-ates hold, and at all times have held, all Permits necessary for the lawful ownership and use of their properties and assets and the conduct of their businesses under and pursuant to ev-ery, and have complied in all material respects with each, and are not in default in any material respect under any, Appli-cable Law relating to Buyer or any of its assets, properties or operations, and Buyer does not know of any outstanding viola-tions of any of the above and has not received notice asserting any such violation. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

                   (b) Except as disclosed on Schedule 5.12(b), since January 1, 1993 and except for normal examinations conducted by any Governmental Authority in the regular course of the busi-ness of Buyer or any of its Affiliates, no Governmental Author-ity has initiated any administrative proceeding or, to the best knowledge of Buyer, investigation into or related to the busi-ness or operations of Buyer or any of its Affiliates. There is no unresolved violation, criticism or exception by any Govern-mental Authority with respect to any report or statement by any Governmental Authority relating to any examination of Buyer or any of its Affiliates.

                   (c) Buyer and each of its Affiliates have at all times maintained records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements.

                   Section 5.13 Section 15 of the Investment Company Act. Neither Buyer nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Funds or would in any way violate
         Section 15(f) of the Investment Company Act as a result of the transactions contemplated hereby.










                   Section 5.14 Information in Proxy Materials of the Funds. The information or data relating to Buyer and its Af-filiates in the proxy materials to be furnished to shareholders of the Funds for the purpose of approving new Investment Com-pany Advisory Agreements with Buyer to take effect immediately after the assignment at the Closing of the then existing In-vestment Company Advisory Agreements will not contain, at the times such proxy materials are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   Section 5.15 Taxes. Buyer has (i) filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all material Tax Returns required to have been filed for all periods ending through the date hereof, which Tax Returns were true, correct and complete in material respects and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes shown to be due on such Tax Returns.

                   Section 5.16 Filing Documents. None of the informa-tion regarding the Buyer or any of its Affiliates supplied or to be supplied by the Buyer included or for inclusion in any other documents to be filed with any Governmental Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Authority, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE VI

                                    COVENANTS

                   Section 6.1 Conduct of Business by the Companies. During the period from the date of this Agreement and continu-ing through the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written con-sent of Buyer, each of the Companies shall (a) carry on its business in the ordinary course consistent with prudent busi-ness practice; (b) make all reasonable efforts to preserve its present business organization and relationships; (c) make all reasonable efforts to keep available the present services of its employees; and (d) make all reasonable efforts to preserve









         its rights, franchises, goodwill and relations with its custom-ers and others with whom it conducts business. Without limit-ing the generality of the foregoing, except as expressly per-mitted by this Agreement or consented to in writing by Buyer, none of the Companies shall, directly or indirectly:

                   (i) amend, or agree to amend its Certificate of Incorporation or By-laws (or comparable instruments), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Per-son, subdivide or in any way reclassify any shares of its capital stock, or change or agree to change in any manner the rights of its outstanding capital stock;

                  (ii) issue or sell or purchase, or issue any op-tion, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) (each a "Right"), or enter into any contracts, agreements or arrangements to issue or sell, any shares of its capital stock;

                 (iii) incur any indebtedness for borrowed money or guarantee the indebtedness of other Persons, except in the ordinary course of business consistent with past practice;

                  (iv) waive, or agree to waive, any right of mate-rial value to its business;

                   (v) make, or agree to make, any material change in its accounting methods or practices for Tax or account-ing purposes or make, or agree to make, any material change in depreciation or amortization policies or rates adopted by it for Tax or accounting purposes;

                  (vi) materially change, or agree to materially change, any of its business policies or practices that relate to its business, including, without limitation, fee structure, fee waivers, expense reimbursement, interest rate management, security selection, sales and marketing, personnel, budget or product development policies;

                 (vii) make any loan or advance to any of the Share-holders or its Affiliates, officers, directors, employ-ees, consultants, agents or other representatives (other than travel advances made in the ordinary course of










              business), or make any other loan or advance otherwise than in the ordinary course of business;

                (viii) sell, offer to sell, abandon or make any other disposition of any of its assets, except in the ordinary course of business; grant or suffer, or agree to grant or suffer, any Encumbrance on any of its material assets;

                  (ix) except as set forth in Schedule 6.1(ix) and except in the ordinary course of business or in amounts less than $100,000 in the aggregate, incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to its business or any of its assets;

                   (x) make any material change in its overall in-vestment strategy or mix of products;

                  (xi) enter into, or agree to enter into, any con-tact, agreement or arrangement with any of its Affili-ates;

                 (xii) declare dividends or declare or make any other distributions of any kind payable to Shareholders in the aggregate greater than cash on hand on the date hereof plus or minus the consolidated net income or net loss of the Company from the date hereof through the Closing Date, or make any direct or indirect redemption, retire-ment, purchase or other acquisition of any shares of its capital stock or Rights;

                (xiii) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any lease or Contract, except in the ordinary course of business and as could not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect; enter into or amend, or agree to enter into or amend,
              (x) any agreement pursuant to which it agrees to indem-nify any party on behalf of its business or pursuant to which it agrees to refrain from competing with any party with respect to its business or (y) any investment advi-sory, sub-advisory, management, distribution, marketing, custody or other services agreement relating to the Funds;

                 (xiv) take any action impairing its rights under any Contract other than in the ordinary course of business;










                  (xv) adopt, amend, renew or terminate any Company Plan or any other employee program, agreement, arrange-ment or policy between any of the Companies and one or more of its employees, other than in the ordinary course of business;

                 (xvi) commit any act or omission which constitutes a breach or default under any Contract or material license to which it is a party or by which it or any of its pro-perties or assets is bound the effect of which, in the aggregate, could reasonably be expected to have a Com-pany Material Adverse Effect;

                (xvii)  enter into any new line of business;

               (xviii)  acquire or agree to acquire in any manner,
              including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corpo-ration, partnership, association or other business orga-nization or division thereof;

                 (xix) except as set forth in Schedule 6.1(xix), materially increase the salary or wages of any Company employees; or

                  (xx) agree (by contract or otherwise) to do any of the foregoing.

                   Section 6.2  Section 15 of the Investment Company Act:
         Company Covenants. (a) The Company will use its best efforts to obtain, as promptly as practicable, the approval of the shareholders of each Fund, pursuant to the provisions of
         Section 15 of the Investment Company Act applicable thereto, of a new Investment Company Advisory Agreement for such Fund identical in all respects to that in effect immediately prior to the Closing, except that such new Investment Advisory Agreement shall be effective immediately after the Closing and shall have an initial term of two years, and, in the case of the Funds set forth in Schedule 6.2(a), of the respective transactions set forth in Schedule 6.2(a).

                   (b) The Company shall use its best efforts to as-sure, prior to the Closing Date, the satisfaction of the con-ditions set forth in Section 15(f) of the Investment Company Act with respect to each Fund.

                   Section 6.3 Non-Investment Company Advisory Agreement Consents. As soon as reasonably practicable, the Company shall inform investment advisory clients that are parties to Non-Investment Company Advisory Agreements of the transactions









         contemplated by this Agreement. The written consent of each such client to the deemed assignment to Buyer of its Non-Investment Company Advisory Agreement shall be requested and the Companies shall use their reasonable best efforts to obtain such consent, or in the case of agreements which prohibit as-signment or state by their terms that they terminate upon as-signment, use their reasonable best efforts to enter into new agreements with Flagship Financial Inc. effective upon Closing. Buyer agrees that, except in the case of Non-Investment Company Advisory Agreements which prohibit assignment or state by their terms that they terminate upon assignment, consent for any Non-Investment Company Advisory Agreement may be obtained by re-questing written consent as aforesaid and informing such client of: (a) the intention to complete the Merger, which will result in a deemed assignment of such Non-Investment Company Advisory Agreement to Buyer; (b) Flagship Financial Inc.'s intention to continue the advisory services, pursuant to the existing Non-Investment Company Advisory Agreement with such client after the Closing if such client does not terminate such agreement prior to the Closing; and (c) that the consent of such client will be implied if such client continues to accept such advi-sory services for at least 30 days after receipt of such notice without termination.

                   Section 6.4 Maintenance of Records. (a) Through the Closing Date, the Companies will maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each party to this Agreement shall permit the other parties reasonable access to any applicable Records in its possession reasonably necessary in connection with any claim, action, litigation or other proceeding involv-ing the party requesting access to such Records or in connec-tion with any legal obligation owed by such party to any Governmental Authority or any present or former client of the Companies.

                   (b) For a period of not less than six years after the Closing Date, neither Buyer nor any of its Affiliates shall dispose of or destroy any Records, and thereafter none of the above persons shall dispose of or destroy any such Records without first offering to turn over possession thereof (at the Shareholders' expense) by written notice to the Shareholder Designee, at least 30 days prior to the proposed date of such disposition or destruction.

                   Section 6.5. Section 15 of the Investment Company Act:
         Buyer's Covenants. Buyer agrees to use its best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act with respect to the Funds. Without









         limiting the foregoing, Buyer agrees that: (a) for a period of not less than three years after the Closing Date, Buyer shall assure that no more than 25% of the members of the Board of Directors of any Fund shall be "interested persons" (as defined in the Investment Company Act) of Buyer (or such other entity which acts as adviser or subadviser to the Funds), or of the predecessor investment adviser of the Funds; and (b) neither Buyer nor any Affiliate (including any parent company of Buyer) of Buyer (or any entity which will act as adviser to the Funds), for a period of not less than two years after the Clos-ing Date, shall have any express or implied understanding, ar-rangement or intention to impose an unfair burden on any of the Funds as a result of the transactions contemplated herein.

                   Section 6.6  Employees, Employee Benefits.

                   (a) Effective as of the Closing Date, the individu-als who are employed by the Companies immediately prior to the Closing (the "Affected Employees") shall be eligible to par-ticipate in John Nuveen & Co. Incorporated Employees' Profit Sharing Plan and John Nuveen & Co. Incorporated Employees' Retirement Plan (collectively, the "Buyer Pension Plans"), sub-ject to the eligibility requirements thereof. The Buyer will, or will cause the Companies to, give Affected Employees full credit for purposes of eligibility and vesting but not benefit accrual, under the Pension Plans for such Affected Employees' service with the Companies or any Subsidiary of the Companies to the same extent recognized by the Companies immediately pri-or to the Closing Date. The Affected Employees shall continue to be eligible to participate in the Buyer Pension Plans on the same basis as similarly situated employees of the Buyer who are not Affected Employees. Effective no later than the Closing Date, the Affected Employees shall cease to accrue benefits under the Company's T. Rowe Price 401(k) Plan. Effective as of the Closing Date, the Affected Employees shall be eligible to participate in the John Nuveen & Co. Incorporated Employees' Profit Sharing Plan, subject to the terms and conditions thereof and to this Section 6.6(a).

                   (b) Prior to the Closing Date, and subject to obtaining the shareholder approval described in Section 6.6(g), the Company shall enter into a Flagship Employment Sharing Agreement with each of its employees (substantially in the form attached hereto as Exhibit C, a "Flagship Employment Sharing Agreement") which shall remain in effect for a period of two years following the Closing Date. The Buyer acknowledges that the Employment Sharing Agreements shall be binding obligations of the Buyer and the Company after the Closing Date; provided, however, that the parties hereto agree that, subject to the following proviso, the Shareholders shall pay, and shall









         indemnify, defend and hold harmless Buyer and the Companies from and against, any and all "Employment Sharing Bonuses" (which represent the value created by such employees prior to Closing) payable thereunder; provided further, however, that Buyer and the Companies shall be obligated thereunder to pay one-half of the excess of the aggregate amount of Employment Sharing Bonuses paid under such agreements over $2,500,000, but in no event shall the Buyer and the Companies be obligated to pay more than $500,000 in the aggregate as Employment Sharing Bonuses under such agreements and any Employment Sharing Bonuses in excess thereof shall be paid by the Shareholders; provided further, however, that, in exchange for the reduction to the Book Value Adjustment set forth in the definition thereof contained herein, Buyer agrees to pay on behalf of the Shareholders a total of $3,509,021 in aggregate amount of Employment Sharing Bonuses payable by the Shareholders pursuant to this Section 6.6(b) and to provide the Shareholder Designee an annual accounting of all such payments made on the Shareholders' behalf, any disputes with respect to which the parties hereto agree shall be submitted to the Independent Accounting Firm for final and binding resolution; provided further, however, that as of the close of business on the second anniversary of the Closing Date, Buyer shall cease to have any obligation to pay Employment Sharing Bonuses pursuant to the immediately preceding proviso on behalf of the Shareholders and, within five Business Days following such date, shall deliver, or cause to be delivered, to each Shareholder an amount equal to such Shareholder's portion (as set forth opposite such Shareholder's name on Schedule 3.1(a)) of the difference between $3,509,021 and the aggregate amount of Employment Sharing Bonuses paid by Buyer on behalf of the Shareholders pursuant to such proviso.

                   (c) With respect to any employee benefit plans or arrangements (other than the Buyer Pension Plans) maintained on or after the Closing Date by the Buyer, the Companies or any Subsidiary of the Buyer (collectively, "Buyer Welfare Plans"), Buyer will, or will cause the Companies to, give Affected Employees full credit for purposes of eligibility, vesting and determination of the level of benefits under the Buyer Welfare Plans for such Affected Employees' service with the Companies or any Subsidiary of the Companies to the same extent recog-nized by the Companies immediately prior to the Closing Date. Buyer will, or will cause the Companies to, use reasonable efforts to cause the relevant providers and insurers to waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any Buyer Welfare Plans in which such employees may be eligible to participate after the Closing Date, other than limitations or









         waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Affected
         Employees immediately prior to the Closing Date.

                   (d) Buyer will, or will cause the Companies to, (i) make available to Affected Employees by no later than January 1, 1997, an option to receive medical coverage pursuant to a Health Maintenance Organization; (ii) give consideration to establishing an employee assistance program substantially similar to the Company's employee assistance program as in effect as of the Closing Date, and (iii) give consideration to establishing an education assistance program substantially similar to the Company's educational assistance program as in effect as of the Closing Date.

                   (e) The annual bonus of the Affected Employees with respect to the period of such Affected Employee's employment with the Companies prior to January 1, 1997 shall be determined and paid in a manner consistent with past practice; provided, however, that the Buyer and the Companies shall pay in early 1997 that portion of the 1996 annual bonus to which any Affected Employee is entitled that bears the same relationship to the total such bonus as the number of days in 1996 after the Closing Date bears to 365, and the annual bonuses in excess thereof shall be paid by the Shareholders (representing the value created by such employees prior to Closing).

                   (f) Any paid leave days (including vacation days, sick days and floating holidays) accrued by any Affected Employee in 1996 in excess of the paid leave days used by such Affected Employee in 1996, may be carried over to June 30, 1997. Any Affected Employee whose employment terminates for any reason in 1996 or 1997 shall be entitled to payment for any unused paid leave days (including, if applicable, days carried over from 1996 which have not expired).

                   (g) The Company shall use its best efforts to ob-tain, prior to the Closing Date, approval by the Company's stockholders with respect to any payments which, in the absence of such approval, would constitute "parachute payments" within the meaning of Section 280G of the Code and to provide adequate disclosure regarding such payments in accordance with Section 280G(b)(5)(B)(ii) of the Code.

                   Section 6.7 Further Assurances. Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to car-ry out the provisions hereof and the transactions contemplated










         hereby, together with other consolidation activities (includ-ing, without limitation, consolidation of Flagship Financial Inc. and Flagship Funds Inc. with subsidiaries of Buyer). For a reasonable period of time after the Closing Date upon the request of Buyer, the Companies, its Affiliates and the Share-holders shall promptly execute and deliver such further instru-ments of assignment, transfer, conveyance, endorsement, direc-tion or authorization and other documents as Buyer may reasonably request to effectuate the purposes of this Agree-ment.

                   Section 6.8 Efforts of Parties to Close. During the period from the date of this Agreement through the Closing Date, each party hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions prece-dent to the consummation of the transactions contemplated here-by, including the execution and delivery of any documents, cer-tificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Appli-cable Law or with the prior written consent of the other par-ties to this Agreement, no party to this Agreement shall take any action which, or fail to take any action the failure of which to be taken, would, or could reasonably be expected to,
         (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in Article VII not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals.

                   Section 6.9 Confidentiality and Announcements. (a) The parties agree to be bound by and comply with the provisions set forth in the Confidentiality Agreement, the provisions of which are hereby incorporated herein by reference.

                   (b) Other than as required by law upon prior notice to the other parties or with the prior consent of the other parties, neither the Shareholders, the Companies, nor Buyer shall, and each of the foregoing shall cause each of its Affiliates, employees, directors, partners and agents, includ-ing accountants, lenders, counsel and investment bankers not to, disclose to any Person (i) the fact of execution and deliv-ery hereof or any of the contents hereof or of the Employment Agreements (other than the Merger Consideration or Contingent Merger Consideration, disclosure of which is governed exclu-sively by clause (ii) below) or (ii) the Merger Consideration









         or Contingent Merger Consideration without the prior written consent of Bedford and Davis, which may be withheld in their sole discretion.

                   (c) Subject to Section 6.11(a) and (b), the parties to this Agreement shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and shall consult each other as to the form and substance of other public disclosures related hereto and thereto.

                   Section 6.10 Access; Certain Communications. Between the date of this Agreement and the Closing Date, subject to any Applicable Laws relating to the exchange of information,

                   (a) The Companies shall afford to Buyer and its au-thorized agents and representatives complete access, upon rea-sonable notice and during normal business hours, to all con-tracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the business of the Companies. The Companies shall cause their personnel, attorneys and accountants to provide assis-tance to Buyer in Buyer's investigation of matters relating to the purchase of the Shares, including allowing Buyer and its authorized agents and representatives access to the Operating Sites and data processing facilities; provided, however, that Buyer's investigation shall be conducted in a manner which does not unreasonably interfere with the Companies' normal opera-tions, customers, and employee relations.

                   (b) Buyer shall afford to the Company and its autho-rized agents and representatives complete access, upon reason-able notice and during normal business hours, to all contracts, documents and information of or relating to the assets, li-abilities, business, operations, personnel and other aspects of the business of the Buyer, but in each case only to the extent relevant, in the reasonable judgment of Buyer, to the transac-tions contemplated hereby. The Buyer shall cause their per-sonnel, attorneys and accountants to provide assistance to the Company in the Company's investigation of matters relating to the Merger, including allowing the Company and its authorized agents and representatives access to the operating sites and data processing facilities; provided, however, that the Com-pany's investigation shall be conducted in a manner which does not unreasonably interfere with Buyer's normal operations, cus-tomers, and employee relations.

                   (c) Promptly following the date of this Agreement, Buyer shall complete its review of the Companies and their










         respective operations, business affairs, prospects and finan-cial conditions, including, without limitation, those matters which are the subject of Seller's representations and warran-ties (the "Due Diligence Review"). Buyer shall conclude such review by not later than ten (10) business days after the date of this Agreement (the "Due Diligence Period"). Each party hereto shall promptly advise the other parties of any situa-tion, event, circumstance or other matter which could result in the termination of this Agreement pursuant to Section 9.1 here-of, or, if applicable, of the absence of any situation, event, circumstance or other matter. Notwithstanding anything herein or implied to the contrary, the Due Diligence Review shall not limit, restrict or preclude, or be construed to limit, restrict or preclude, Buyer, at any time or from time to time there-after, from conducting such further reviews or from exercising any rights available to it hereunder as a result of the exist-ence or occurrence prior to the Due Diligence Period of any event or condition which was not detected in the Due Diligence Review and which would constitute a breach of any representa-tion, warranty or agreement under this Agreement.

                   Section 6.11 Regulatory Matters; Third Party Con-sents. (a) The parties to this Agreement shall cooperate with each other and use their reasonable best efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waiv-ers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. If any required consent of or waiver by any third party (excluding any Govern-mental Authority) is not obtained prior to the Closing, or if the assignment of any Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Buyer would not in fact receive all such rights and bene-fits, the parties hereto, each without cost, expense or lia-bility to the other (except as provided in Article VIII here-of), shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results in-tended. The parties to this Agreement will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to Buyer, the Compa-nies or the Shareholders, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, how-ever, that nothing contained herein shall be deemed to provide any party to this Agreement with a right to review any informa-tion provided to any Governmental Authority on a confidential









         basis in connection with the transactions contemplated hereby. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, con-sents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall prompt-ly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions there-of), and any supplement, amendment or item of additional in-formation in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of corre-spondence received by such filing party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, Buyer, the Companies and the Sharehold-ers shall each act reasonably and as promptly as practicable.

                   (b) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connec-tion with any statement, filing, notice or application made by or on behalf of Buyer, the Companies or the Shareholders to any Governmental Authority in connection with the transactions con-templated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

                   (c) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

                   Section 6.12 Notification of Certain Matters. (a) Each party to this Agreement shall give prompt notice to the other parties of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of its representa-tions or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date









         of this Agreement, up to and including the Closing Date, and
         (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In con-nection with the Closing, the Companies and Buyer will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Schedules shall have any effect for the purpose of de-termining satisfaction of the conditions set forth in Article VII hereof, or the compliance by any party hereto with its cov-enants and agreements set forth herein, or for purposes of de-termining any party's indemnification obligations pursuant to
         Article VIII hereof.

                   (b) During the period from the date of this Agree-ment to the Closing Date, the Company will, upon request, cause one or more of its designated representatives to periodically confer with representatives of Buyer and to report the general status of the ongoing operations of the Companies. The Company will promptly notify Buyer of any material change in the con-duct of its business or in the operation of the properties of the Companies and of any governmental complaints, investiga-tions or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of sig-nificant litigation involving the Companies, and will keep Buyer fully informed of such events.

                   Section 6.13 Expenses. Except as otherwise expressly provided herein, Buyer, on the one hand, and the Companies and the Shareholders, on the other hand, shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. The
         Buyer and the Company shall share equally all the costs and expenses of preparing, printing and mailing the proxy state-ments and related solicitation expenses for the approvals con-templated by Section 6.2.

                   Section 6.14 Contingent Merger Consideration. Buyer shall pay the Contingent Merger Consideration as set forth in
         Schedule 3.1(b).

                   Section 6.15 Third Party Proposals. Neither the Company, any of its Subsidiaries, Bedford, Davis, the Share-holders nor any of their respective Affiliates shall directly or indirectly solicit, encourage or facilitate inquiries or









         proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, the Company or any of its Subsidiaries or any merger or business combination with the Company or any of its Subsidiaries other than as contemplated by this Agreement (each, an "Acquisition Proposal") or furnish any information to any such Person. The Company, Bedford, Davis, the Shareholders and any of their respective Affiliates and agents shall notify Buyer immediately if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or dis-cussions are sought to be initiated with, any of the Company, its Subsidiaries, Bedford, Davis, the Shareholders or any of their respective Affiliates. The Company, Bedford, Davis and each of the Shareholders shall, and shall cause their respective Affiliates, officers, directors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal and shall seek to have all materials distributed to such Persons by the Com-pany, Bedford, Davis, any Shareholder or any of their respective Affiliates or advisors returned to the Company promptly. None of the Company, Bedford, Davis, the Sharehold-ers or any of their respective Affiliates shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect. The Company, Bedford, Davis and the Shareholders shall cause their respective officers, directors, agents, advisors and Affiliates to comply with the provisions of this Section 6.15.

                   Section 6.16 Disposition of Share Consideration. Each certificate representing shares of Buyer Common Stock is-sued to a Shareholder upon conversion of Buyer Preferred Stock or delivered to a Shareholder as Contingent Merger Consideration shall bear a legend to the effect that such shares may not be transferred, sold or otherwise disposed of unless the holder thereof shall have given written notice to Buyer of such transfer, sale or disposition, provided that each Shareholder may transfer Buyer Preferred Stock or such Buyer Common Stock to any successor or assign reasonably acceptable to Buyer, including with respect to a Shareholder that is a trust to a trust or other persons the sole beneficiaries of which and holders of all ownership interests in which are those persons who are the beneficiaries of, grantors of or holders of all ownership interests in such Shareholder. Upon transfer, sale or other disposition of any such shares of Buyer Common









         Stock in compliance herewith, new certificates therefor of like tenor not bearing such legend shall be issued by Buyer in exchange for the outstanding certificates representing such shares at the request of the then holder thereof or the disposing Shareholder.

                   Section 6.17  [Intentionally Omitted]

                   Section 6.18 Tax-Free Treatment. From and after the Closing, none of the parties shall take any action that would cause the Merger not to constitute a tax-free "reorganization" under Section 368(a)(1) of the Code.

                   Section 6.19 Voting of Shares. During the period from the date of this Agreement and continuing through the Closing Date, and except as otherwise provided herein, each Shareholder shall not (a) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (b) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, transfer or other disposition of any of its Shares; provided, however, that each Shareholder that is a trust may transfer its Shares to a trust the sole beneficiaries of and holders of all ownership interests in are those persons who are the beneficiaries of and holders of all ownership interests in such Shareholder if such transferee trust executes a supplement hereto agreeing to be bound by all of the terms and conditions of this Agreement to the same extent as each Shareholder. Each Shareholder, by this Agreement, with respect to those Shares that it owns, does hereby constitute and appoint Buyer, or any nominee of Buyer, with full power of substitution, during and for the period from the date of this Agreement and continuing through the earlier of the Closing Date or the date of termination of this Agreement pursuant to Section 9.1, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the shareholders of the Company (including the right to sign its name (as shareholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require)
         (i) in favor of the approval of the Merger and approval and adoption of this Agreement and the transactions contemplated hereby, (ii) against any Acquisition Proposal or any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of any of the Companies or Shareholders hereunder or that would result in any of the conditions set forth in Sections 7.2 or
         7.3 not being fulfilled, and (iii) in favor of any other matter









         relating to consummation of the transactions contemplated by this Agreement. Each Shareholder hereby agrees and acknowledges that the proxy granted pursuant to the preceding sentence shall be irrevocable and that such proxy is coupled with an interest for all purposes, including for purposes of
         Section 212 of the DGCL.


                                   ARTICLE VII

                            CONDITIONS TO CONSUMMATION
                                  OF THE MERGER

                   Section 7.1 Conditions to Buyer's Obligations. The obligations of Buyer to effect the Merger shall be subject to the following conditions, any of which may be waived in writing by Buyer:

                   (a) The representations and warranties of the Com-pany, Bedford and Davis set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such rep-resentations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 7.1(a), no effect shall be given to any ex-ception in such representations and warranties relating to knowledge, materiality, or a Company Material Adverse Ef-fect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to knowledge, materiality and Company Material Adverse Effect exceptions do not represent in the aggregate a Company Material Adverse Effect;

                   (b) The Company and the Shareholders shall have per-formed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

                   (c) The Company shall have delivered to Buyer a cer-tificate, dated as of the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the con-ditions contained in paragraphs (a) and (b) of this Sec-tion 7.1;










                   (d) Buyer shall have received the opinion of the Company's counsel, dated as of the Closing Date, substan-tially in the form attached hereto as Exhibit 7.1(d);

                   (e) Neither Bedford nor Davis shall have breached or terminated his Employment Agreement;

                   (f) Since December 31, 1995, no event has occurred which has had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, a Company Material Adverse Ef-fect (including, without limitation, suspension or termination of, or notice or reasonable likelihood of suspension or termination of, the distribution relationships between any of the Companies and the parties set forth in Schedule 7.1(f)); and

                   (g)  Buyer shall have received an opinion of
              Wachtell, Lipton, Rosen & Katz, counsel to Buyer, in the form and in substance reasonably satisfactory to Buyer, substantially to the effect that for United States federal income tax purposes the Merger will constitute a reorgani-zation within the meaning of Section 368(a) of the Code.

                   Section 7.2 Conditions to the Company's and the Shareholders' Obligations. The obligation of the Company or the Shareholders to effect the Merger shall be subject to the following conditions, which may be waived in writing by the
         Company:

                   (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, how-ever, that for purposes of determining the satisfaction of the condition contained in this Section 7.2(a), no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Buyer Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and cor-rect without regard to knowledge, materiality, and Buyer Material Adverse Effect exceptions do not represent in the aggregate a Buyer Material Adverse Effect;












                   (b) Buyer shall have performed and complied in all material respects with all agreements, covenants, obliga-tions and conditions required by this Agreement to be per-formed or complied with by it at or prior to the Closing Date;

                   (c) Buyer shall have delivered to the Company and Shareholders a certificate, dated as of the Closing Date, signed on behalf of Buyer by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this
              Section 7.2;

                   (d) The Company and the Shareholders shall have received the opinion of counsel to Buyer, dated the Clos-ing Date, substantially in the form attached hereto as
              Exhibit 7.2(d);

                   (e) Neither Employment Agreement shall have been breached or terminated by Buyer;

                   (f) The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Com-pany, in the form and in substance reasonably satisfactory to the Company, substantially to the effect that the (i) Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code, (ii) the Buyer and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by the Buyer, Merger Sub or the Company pursuant to the Merger, (iv) no gain or loss will be recognized by the Shareholders to the extent their Shares are exchanged solely for Buyer Preferred Stock. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may require and rely upon representations contained in certificates of officers of the Buyer, the Company and others; and

                   (g) Since December 31, 1995, no event has occurred which has had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, a Buyer Material Adverse Effect.

                   Section 7.3 Mutual Conditions. The obligations of each party to this Agreement to effect the Merger shall be sub-ject to the following conditions, any of which may be waived in writing by both the Company and the Shareholders, on the one hand, and Buyer, on the other hand:









                   (a) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contem-plated hereby;

                   (b) All consents, waivers, authorizations and ap-provals required from all Governmental Authorities to con-summate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

                   (c) In respect of the notifications of the parties hereto pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or terminated; and

                   (d) The Boards of Directors and shareholders of the Funds for which any of the Companies provides investment advisory services that represent at least 92.5% of the assets of all such Funds at the Effective Time shall have approved new Investment Company Advisory Agreements; and the Boards of Directors of such Funds shall have approved new distribution agreements pursuant to the provisions of
              Section 6.2; and investment advisory clients other than such Funds shall have consented or been deemed to have consented to the deemed assignment of their respective Non-Investment Advisory Agreements or shall have entered into new Non-Investment Advisory Agreements with respect to an aggregate of at least 92.5% of assets for which any of the Companies provides investment advisory services other than the Funds.


                                   ARTICLE VIII

                                 INDEMNIFICATION

                   Section 8.1 Survival of Representations, Warranties and Covenants. All representations and warranties of the par-ties contained in this Agreement, including any schedules made a part hereof, and any covenants or other agreements the per-formance of which is specified to occur on or prior to the









         Closing or the Closing Date, shall survive the Merger hereunder for a period of thirty months following the Closing Date; pro-vided, however, that the representations and warranties of the parties contained in Sections 4.13(e), 4.18 and 5.15 shall sur-vive the Merger hereunder for a period from the Closing Date until the expiration of the applicable statutory period of limitations. Any covenant or other agreement herein any por-tion of the performance of which may or is specified to occur after the Closing shall survive the Merger hereunder indefi-nitely or for such lesser period of time as may be specified therein.

                   Section 8.2 Obligations of the Shareholders. From and after the Closing Date, the Shareholders hereby agree, jointly and severally, to indemnify, defend and hold harmless Buyer and its respective employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attribut-able to, or resulting from: (a) any inaccuracy in or breach of any of the representations or warranties of the Company, Bedford or Davis and made in this Agreement (it being agreed that sole-ly for purposes of establishing whether any matter is indemni-fiable pursuant to this clause (a), the accuracy of the repre-sentations and warranties made by the Company or Bedford or Davis shall be determined without giving effect to the qual-ifications to such representations and warranties concerning knowledge, material, or Company Material Adverse Effect); and
         (b) any breach or nonperformance of any of the covenants or other agreements made by the Company, Bedford, Davis or any Shareholder in or pursuant to this Agreement. In addition and notwithstanding any provision to the contrary contained in this Agreement, the Shareholders shall be jointly and severally liable for, shall pay and shall indemnify and hold the Buyer and its Affiliates harmless against, (i) all Taxes of any kind of the Companies or the Shareholders for any taxable year or taxable period ending on or before the Closing Date, (ii) any inaccuracy in or breach of any of the representations or war-ranties set forth in Sections 4.13(e) and 4.18 and (iii) any breach or nonperformance of any of the covenants or other agreements set forth in Section 6.18; which indemnification obligation, in the case of clauses (i) through (iii), shall survive the Merger hereunder for a period from the Closing Date until the expiration of the applicable statutory period of limitations.

                   Section 8.3 Obligations of Buyer. From and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless the Company, Bedford, Davis and the Shareholders and their respective employees, officers, directors, partners and other Affiliates from and against any and all Losses which any









         of them may suffer, incur, or sustain arising out of, at-tributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations and warranties of Buyer made in this Agreement (it being agreed that solely for pur-poses of establishing whether any matter is indemnifiable pur-suant to this clause (a), the accuracy of the representations and warranties made by Buyer shall be determined without giving effect to the qualifications to such representations and war-ranties concerning knowledge, materiality, or Buyer Material Adverse Effect); and (b) any breach or nonperformance of any of the covenants or other agreements made by Buyer in or pursuant to this Agreement. In addition and notwithstanding any provi-sion to the contrary contained in this Agreement, Buyer shall be liable for, shall pay and shall indemnify and hold the Shareholders harmless against (i) all Taxes of any kind of the Companies or the Shareholders for any taxable year or taxable period ending after the Closing Date, (ii) any inaccuracy in or breach of any of the representations or warranties set forth in
         Section 5.15 and (iii) any breach or nonperformance of any of the covenants or other agreements set forth in Section 6.18, which indemnification obligations shall survive the Merger hereunder for a period from the Closing Date until the expira-tion of the applicable statutory period of limitations.

                   Section 8.4 Procedure. (a) Notice of Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Sec-tion 8.2 or 8.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pur-suant to this Article VIII by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

                   (b) Defense. Except as otherwise provided herein, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satis-factory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim (10 days if the Indemnifying









         Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indem-nifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compro-mise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and (ii) the costs and ex-penses of the Indemnified Party incurred in connection there-with shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon advice of its outside legal counsel, that
         (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to assume and direct the defense of such Third Party Claim. In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel of the Indemnifying Party and one counsel to all the Indemnified Parties. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party) over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld by the Indemnified Party. In any event, except as otherwise pro-vided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably neces-sary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

                   (c) Settlement. If a settlement offer solely for money damages is made by a third party claimant, and the Indem-nifying Party notifies the Indemnified Party in writing of the









         Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemni-fied Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate lia-bility with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the Indem-nifying Party's willingness to settle or compromise such Third Party Claim and (B) the aggregate Losses of the Indemnified Party with respect to such claim.

                   (d) Miscellaneous. The procedures set forth in Sec-tion 8.4(a)-(c) above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

                   (e) Notice of Non-Third Party Claims. Any Indemni-fied Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agree-ment against the Indemnifying Party (a "Non-Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Sec-tion 8.2 or 8.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the In-demnified Party becomes aware of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article VIII by any failure to provide such prompt notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materi-ally damaged or prejudiced as a result of such.

                   Section 8.5 Survival of Indemnity. Any matter as to which a claim has been asserted by formal notice pursuant to
         Section 8.4 and within the time limitation applicable by reason of Section 8.1 that is pending or unresolved at the end of any applicable limitation period under this Article VIII or Appli-cable Law shall continue to be covered by this Article VIII notwithstanding any applicable statute of limitations (which the parties hereby waive) or the expiration dates set forth in
         Section 8.1 until such matter is finally terminated or other-wise resolved by the parties under this Agreement or by a court









         of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

                   Section 8.6 Minimum Losses. Except for Taxes subject to indemnification pursuant to Section 8.2, except for Losses arising out of, attributable to or resulting from any inac-curacy in or breach of any of the representations or warranties set forth in Sections 4.13(e) and 4.18 and except for Losses arising out of, attributable to or resulting from any failure by Buyer or any of its Affiliates to comply with Section 6.5, no party shall have any right to obtain indemnification under this Agreement until aggregate Losses of such party and its Affiliates (for purposes of this section Shareholders, Bedford and Davis shall be deemed to be Affiliates) and the successors and assigns of such party and its Affiliates exceed $3,000,000, after which time only the aggregate amount of such Losses in excess of $3,000,000 shall be recoverable in accordance with the terms hereof.

                   Section 8.7 Maximum Indemnification. Except for Taxes subject to indemnification pursuant to Section 8.2, except for Losses arising out of, attributable to or resulting from any inaccuracy in or breach of any of the representations or warranties set forth in Sections 4.13(e) and 4.18 and except for Losses arising out of, attributable to or resulting from any failure by Buyer or any of its Affiliates to comply with
         Section 6.5, no party shall have any right to obtain an indemnification payment under this Agreement to the extent amounts received by such party and its Affiliates and the suc-cessors and assigns of such party and its Affiliates as indem-nification payments hereunder exceed $40,000,000.

                   Section 8.8 Subrogation. Any Indemnifying Party shall be subrogated to any right of action which the Indemni-fied Party may have against any other person with respect to any matter giving rise to a claim for indemnification hereun-der.

                   Section 8.9 Adjustments to Indemnification Obliga-tions. (a) All indemnity payments made under this Article VIII shall be treated as adjustments to the Merger Consideration. All computations of indemnity payments due under this Article VIII shall reflect the actual present cash cost of the obligation with respect to which the indemnity payment relates. If any Indemnified Party receives a Tax deduction, Tax credit or other Tax benefit ("Tax Benefit") by virtue of having paid or accrued an amount for which an indemnity payment is provided, the amount of such Tax Benefit will be refunded to the Party making such indemnity payment when, as and if such Indemnified Party realizes a cash Tax









         savings from such Tax Benefit. If for any reason an Indemnified Party has any Tax imposed on it on account of its receipt of an indemnity payment including payments pursuant to this sentence ("Additional Indemnity Taxes"), such indemnity payment shall be "grossed-up" for the Additional Indemnity Taxes so that the net payments received by the Indemnified Party will be equal to the amount of the indemnity payment such Indemnified Party would have received had no such Additional Indemnity Taxes been imposed.

                   (b) The amount which any Indemnifying Party is or may be required to pay any Indemnified Party pursuant to this
         Article VIII shall be reduced (including without limitation, retroactively) by any insurance proceeds or other amounts actu-ally recovered by or on behalf of such Indemnified Party in reduction of the related Loss. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any ex-penses in obtaining the same).

                   Section 8.10 Remedies. This Article VIII shall not restrict the ability of any party to seek specific performance of this Agreement or any provision hereof or any other form of equitable or legal relief against any breach by any other party hereto. Nothing in this Article VIII shall limit the remedies available to an Indemnified Party to enforce its right to in-demnification.


                                    ARTICLE IX

                                   TERMINATION

                   Section 9.1 Termination. (a) This Agreement may be terminated prior to the Closing as follows:

                        (i)  by written consent of the Company and
              Buyer;

                       (ii) by the Company or Buyer if a condition to the terminating party's obligation to close set forth in
              Section 7.3 (or 7.1 or 7.2, as the respective case may be) cannot be satisfied prior to the date set forth in Section 9.1(a)(iv) below unless caused by the breach of any cov-enant or agreement under this Agreement (x) by any of the Company, Bedford, Davis or any of the Shareholders, in the









              case of a termination by the Company, or (y) by Buyer, in the case of termination by Buyer;

                      (iii) by the Company or Buyer (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement con-tained herein) if there shall have been a material breach of any of the covenants or agreements or any of the repre-sentations or warranties set forth in this Agreement on the part of the Company, Bedford, Davis or any of the Shareholders, in the case of a termination by Buyer, or on the part of Buyer, in the case of a termination by the Company, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

                       (iv) by Buyer or the Company or the Sharehold-ers, if the Closing has not occurred on or before December 31, 1996; and

                        (v) by Buyer in the event that (i) Buyer's Due Diligence Review of the Companies discloses matters the impact of which affects the Companies, taken as a whole, which Buyer in the good faith exercise of its reasonable judgment believes either (A) to be inconsistent in any material and adverse respect with any of the representa-tions or warranties of the Company, or (B) (x) to be of such significance as to be expected to have a Company Material Adverse Effect, or (y) to deviate materially and adversely from the Company Financial Statements, (ii) Buyer notifies Seller of such matters within 3 business days of the expiration of the Due Diligence Period, and
              (iii) such matters (A) are not capable of being cured or
              (B) have not been cured within 30 days after written notice thereof to the Company by Buyer.

                   Notwithstanding Section 9.1(a)(ii)-(iv) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 9.1(a)(ii)-(iv).

                   (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such ter-mination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.










                   Section 9.2 Survival After Termination. If this Agreement is terminated in accordance with Section 9.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of Sections 6.9 and 6.13. Notwith-standing the foregoing, nothing in this Section 9.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

                   Section 10.1 Amendments; Waiver. This Agreement may not be amended, altered or modified except by written instrument executed by all the parties hereto. Any agreement on the part of any party to waive (i) any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pur-suant hereto by any other party, or (ii) compliance with any of the agreements, covenants or conditions contained herein, shall be valid only if set forth in an instrument in writing signed on behalf of such party. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the pro-visions of this Agreement.

                   Section 10.2 Entire Agreement. This Agreement (in-cluding Schedules, certificates, lists and documents referred to herein, and any documents executed by the parties simulta-neously herewith or pursuant thereto) constitutes the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

                   Section 10.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of con-tents and headings contained in this Agreement are for refer-ence purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "in-clude," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limi-tation." The phrases "the date of this Agreement," "the date









         hereof" and terms of similar import, unless the context other-wise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

                   Section 10.4 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any ju-risdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without ren-dering invalid or unenforceable the remaining terms and provi-sions of this Agreement or affecting the validity or enforce-ability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be inter-preted to be only so broad as is enforceable.

                   Section 10.5 Notices. All notices and other com-munications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or regis-tered mail (return receipt requested) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              If to Bedford, Davis or the other Shareholders, the addresses set forth in Schedule 10.5.

              If to the Company:

                   Flagship Financial Inc.
                   One Dayton Centre, One South Main Street
                   Dayton, Ohio  45402
                   Telecopy:
                   Attention:  Bruce P. Bedford
                               Richard P. Davis


              With a copy to:

                   Skadden, Arps, Slate, Meagher & Flom
                   919 Third Avenue
                   New York, New York  10022
                   Telecopy:  (212) 735-2000
                   Attention:  Philip H. Harris, Esq.


              If to Buyer:












                   The John Nuveen Company
                   333 West Wacker Drive
                   Chicago, Illinois  60606
                   Telecopy:  (312) 917-7952
                   Attention:  Timothy R. Schwertfeger


              With copies to:

                   The John Nuveen Company
                   333 West Wacker Drive
                   Chicago, Illinois  60606
                   Telecopy:  (312) 917-7952
                   Attention:  James J. Wesolowski

                   Wachtell, Lipton, Rosen & Katz
                   51 West 52nd Street
                   New York, New York  10019
                   Telecopy:  (212) 403-2000
                   Attention:  John C. Coates IV


                   Section 10.6 Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective succes-sors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto.

                   Section 10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall con-stitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

                   Section 10.8 Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE
         OF DELAWARE, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW
         PROVISIONS THEREOF.

                   Section 10.9 Specific Performance. The Company, the Shareholders and Buyer each acknowledge that, in view of the uniqueness of its business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at









         law for money damages in the event that the covenants to be performed after the Closing Date have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to indemnification hereunder and any other equitable remedy to which such parties may be entitled.

                   Section 10.10 WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES. AFTER THE CLOSING DATE, THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES AND ANY RIGHT TO SEEK PUNITIVE DAMAGES.
















































                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above writ-ten.

                                  FLAGSHIP RESOURCES INC.


                                  By:  /s/ Richard P. Davis
                                       Name:  Richard P. Davis
                                       Title: President


                                       BRUCE P. BEDFORD


                                       /s/ Bruce P. Bedford
                                       Name:  Bruce P. Bedford
                                       Title: Chairman


                                       RICHARD P. DAVIS


                                       /s/ Richard P. Davis
                                       Name:  Richard P. Davis
                                       Title:


                                  JULIE A. BEDFORD


                                       /s/ Julie A. Bedford


                                  SUSAN L. BEDFORD


                                       /s/ Susan L. Bedford


                                  RICHARD P. DAVIS TRUST


                                  By:  /s/ Richard P. Davis
                                       Name: Richard P. Davis
                                       Title: Trustee













                                  NAUTICAL TRUST


                                  By:  /s/ Susan P. Davis
                                       Name: Susan P. Davis
                                       Title: Trustee



                                  NAUTICAL TRUST II


                                  By:  /s/ Susan P. Davis
                                       Name: Susan P. Davis
                                       Title: Trustee



                                  SUSAN LOGAN BEDFORD 1995
                                  ANNUITY TRUST

                                  By:  /s/ Thomas A. Pennington
                                       Name: Thomas A. Pennington
                                       Title: Trustee



                                  JULIE ANN BEDFORD 1995
                                  ANNUITY TRUST

                                  By:  /s/ Susan L. Bedford
                                       Name: Susan L. Bedford
                                       Title: Trustee



                                  JULIE ANN BEDFORD 1996
                                  ANNUITY TRUST

                                  By:  /s/ Susan L. Bedford
                                       Name: Susan L. Bedford
                                       Title: Trustee

















                                  SUSAN LOGAN BEDFORD 1996
                                  ANNUITY TRUST


                                  By:  /s/ Thomas A. Pennington
                                       Name: Thomas A. Pennington
                                       Title: Trustee



                                  JULIE ANN BEDFORD 1995 TRUST


                                  By:  /s/ Susan L. Bedford
                                       Name: Susan L. Bedford
                                       Title: Trustee


                                  SUSAN LOGAN BEDFORD 1995 TRUST


                                  By:  /s/ Thomas A. Pennington
                                       Name: Thomas A. Pennington
                                       Title: Trustee


                                  PADDINGTON RESOURCES INC.


                                  By:  /s/ Bruce P. Bedford
                                       Name: Bruce P. Bedford
                                       Title: Chairman, President



                                  THE JOHN NUVEEN COMPANY


                                  By:  /s/ Anthony T. Dean
                                       Name: Anthony T. Dean
                                       Title: President











                                     -69-